[EXECUTION COPY]
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                           MONTEREY RESOURCES, INC.

                                 $175,000,000

                         10.61% Senior Notes Due 2005

                                NOTE AGREEMENT

                         Dated as of November 19, 1996

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                               TABLE OF CONTENTS

                                                                          Page

PARAGRAPH 1.     AUTHORIZATION OF ISSUE OF NOTES.............................2

PARAGRAPH 2.     EXCHANGE OF NOTES...........................................2

PARAGRAPH 3.     CONDITIONS..................................................2
      3.         Conditions of Closing.......................................2
      3A.        Certain Documents...........................................3
      3B.        Opinion of Purchasers' Special Counsel......................4
      3C.        Representations and Warranties; No Default..................5
      3D.        Exchange of Notes with All Purchasers; Cancellation
                 of Series G Notes...........................................5
      3E.        Transactions Permitted by Applicable Laws...................5
      3F.        Proceedings.................................................5
      3G.        Initial Public Offering.....................................5
      3H.        Consummation of Certain Transactions........................6
      3I.        Restructuring Fees and Legal Fees...........................6
      3J.        Compliance With Outstanding Debt Limitations................6

PARAGRAPH 4.     PREPAYMENTS.................................................6
      4.         Prepayments.................................................6
      4A.        Required Prepayments........................................6
      4B.        Optional Prepayment with Yield-Maintenance Premium..........7
      4C.        Notice of Optional Prepayment...............................7
      4D.        Partial Payments Pro Rata...................................7
      4E.        Retirement of Notes.........................................7

PARAGRAPH 5.     AFFIRMATIVE COVENANTS.......................................8
      5.         Affirmative Covenants.......................................8
      5A.        Financial Statements........................................8
      5B.        Inspection of Property.....................................12
      5C.        Compliance with Environmental Laws.........................13
      5D.        Payment of Taxes...........................................13
      5E.        Maintenance of Insurance...................................13
      5F.        Private Placement Rating...................................13
      5G.        Tax Indemnity..............................................14
      5H.        Production Payment.........................................15

PARAGRAPH 6.     NEGATIVE COVENANTS.........................................15
      6.         Negative Covenants.........................................15
      6A.        Restricted Payments and Restricted Investments.............15

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                                                                          PAGE

      6B.        Lien, Debt and Other Restrictions..........................16
      6B(1).     Liens......................................................16
      6B(2).     Debt.......................................................18
      6B(3).     Sale of Less than Substantially All Assets.................19
      6B(4).     Sale of Stock of Restricted Subsidiaries...................20
      6B(5).     Merger and Sale of All or Substantially All Assets.........22
      6B(6).     Sale and Leaseback.........................................24
      6B(7).     Transactions with Affiliates...............................25
      6B(8).     Tax Consolidation..........................................25
      6C.        Issuance of Stock by Restricted Subsidiaries...............25
      6D.        Maintenance of Consolidated Net Worth......................25
      6E.        Interest Coverage..........................................25

PARAGRAPH 7.     EVENTS OF DEFAULT..........................................26
      7.         Events of Default..........................................26
      7A.        Acceleration...............................................26
      7B.        Rescission of Acceleration.  ..............................30
      7C.        Other Remedies.............................................30
      7D.        Notice by the Company of Acceleration......................31

PARAGRAPH 8.     REPRESENTATIONS, COVENANTS AND WARRANTIES..................31
      8.         Representations, Covenants and Warranties..................31
      8A.        Organization; Qualification; Corporate Authority...........31
      8B.        Financial Statements.......................................32
      8C.        Conflicting Agreements and Other Matters...................32
      8D.        Governmental Consent.......................................33
      8E.        Enforceability.............................................33
      8F.        Actions Pending............................................33
      8G.        Outstanding Debt...........................................34
      8H.        Title to Properties........................................34
      8I.        Taxes......................................................34
      8J.        Offering of Notes..........................................34
      8K.        Use of Proceeds from the Initial Public Offering...........34
      8L.        Regulation G, etc..........................................34
      8M.        ERISA......................................................35
      8N.        Disclosure.................................................35
      8O.        Pollution and Other Regulations............................35
      8P.        Brokerage..................................................36
      8Q.        Possession of Permits, Licenses, Etc.......................36
      8R.        Public Utility Holding Company Act; Federal Power Act;
                 Investment Company Act.....................................37
      8S.        Restricted Investments.....................................37

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                                                                          PAGE


PARAGRAPH 9.     REPRESENTATIONS OF EACH PURCHASER..........................37
      9.         Representations of Each Purchaser..........................37
      9A.        Nature of Purchase.........................................37
      9B.        Source of Funds............................................37
      9C.        Certification Regarding Series G Notes.....................38

PARAGRAPH 10.    DEFINITIONS AND ACCOUNTING TERMS...........................39
      10A.       Certain Defined Terms......................................39
      10B.       Accounting Terms...........................................56

PARAGRAPH 11.    MISCELLANEOUS..............................................57
      11.        Miscellaneous..............................................57
      11A.       Note Payments..............................................57
      11B.       Expenses...................................................57
      11C.       Consent to Amendments......................................57
      11D.       Form, Registration, Transfer and Exchange of Notes;
                 Lost Notes.................................................58
      11E.       Persons Deemed Owners; Participations......................59
      11F.       Survival of Representations and Warranties;
                 Entire Agreement...........................................59
      11G.       Successors and Assigns.....................................59
      11H.       Disclosure to Other Persons................................59
      11I.       Notices....................................................60
      11J.       Descriptive Headings; Execution by Facsimile Transmission..60
      11K.       Satisfaction Requirement...................................60
      11L.       Governing Law..............................................61
      11M.       Waiver of Jury Trial; Consent to Jurisdiction..............61
      11N.       Counterparts...............................................62
      11O.       Effectiveness..............................................62

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                                                                          PAGE
Schedule I  -  Schedule of Purchasers
Schedule 8A -  Subsidiaries
Schedule 8C -  Debt Agreements
Schedule 8G -  Outstanding Debt
Schedule 8K -  Use of Proceeds from the Initial Public Offering

Exhibit A   -  Form of Note
Exhibit B-1 -  Opinion of Andrews & Kurth L.L.P. (as to New York, Texas,
               Delaware GCL and federal law)
Exhibit B-2 -  Opinion of Andrews & Kurth L.L.P. (as to certain matters of
               California law)
Exhibit B-3 -  Opinion of Terry L. Anderson, Esq.
Exhibit B-4 -  Opinion of David L. Hicks, Esq.
Exhibit C   -  Form of Upstream Loan Subordination Provisions

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                                NOTE AGREEMENT


            This NOTE AGREEMENT (the "AGREEMENT") is entered into as of November 19, 1996 between Monterey Resources, Inc., a Delaware corporation (the "COMPANY"), and each of the parties identified on the signature pages to this Agreement (collectively, the "PURCHASERS"). The parties hereto agree as follows:

                                  WITNESSETH

            Santa Fe Energy Resources, Inc., a Delaware corporation ("PARENT"), the Purchasers and each of the other signatories to the Original Note Agreement (as hereafter defined) entered into that certain Note Agreement dated as of March 31, 1990, as amended by that certain First Amendment to Note Agreement dated as of November 1, 1990, that certain Second Amendment to Note Agreement dated as of September 1, 1991, that certain Third Amendment to Note Agreement dated as of November 1, 1992, and that certain Fourth Amendment to Note Agreement dated as of December 31, 1993 (the "ORIGINAL NOTE AGREEMENT") pursuant to which Parent issued and sold its Series A 9.92% Senior Notes due March 31, 1993 in the aggregate principal amount of $25,000,000, Series B 10.02% Senior Notes due March 31, 1994 in the aggregate principal amount of $30,000,000, Series C 10.04% Senior Notes due March 31, 1995 in the aggregate principal amount of $30,000,000, Series D 10.14% Senior Notes due March 31, 1996 in the aggregate principal amount of $35,000,000 (collectively, the "SERIES A-D NOTES"), Series E 10.23% Senior Notes due March 31, 1997 in the principal amount of $35,000,000 (the "SERIES E NOTES"), Series F 10.27% Senior Notes due March 31, 1998 in the principal amount of $35,000,000 (the "SERIES F NOTES") and Series G 10.61% Senior Notes due March 31, 2005 in the principal amount of $175,000,000 (the "SERIES G NOTES"); and

            The Series A-D Notes have matured, and Parent has paid all principal, interest and premium, if any, with respect thereto; and

            The Purchasers are the holders of the Series G Notes; and

            In August 1996, Parent organized the Company as a wholly-owned subsidiary; and

            In connection with the contribution of the Western Assets of Parent to the Company, the Company assumed, as between itself and Parent, Parent's obligations under the Original Note Agreement, the Series E Notes, the Series F Notes and the Series G Notes without relieving Parent of any of its obligations thereunder; and

            The Company, Parent and the Purchasers have agreed that the Purchasers will surrender for cancellation the Series G Notes for notes of the Company dated the last date to which interest has been paid on, and otherwise with terms substantially identical to those of, the Series G Notes so surrendered and of like unpaid principal amount;

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            NOW, THEREFORE, in order to accomplish the matters contemplated by the immediately preceding recital and in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers agree as follows:

      PARAGRAPH 1.      AUTHORIZATION OF ISSUE OF NOTES.  The Company has
authorized the issue of its senior promissory notes (the "NOTES") in the aggregate principal amount of $175,000,000, to be dated September 30, 1996 (the last date through which interest on the Series G Notes has been paid by Parent), to mature on March 31, 2005, to bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall become due and payable at the rate of 10.61% per annum and on overdue principal, Yield-Maintenance Premium and interest at the rates specified in the Notes. The Notes shall be issuable in registered form, and shall be in the form of EXHIBIT A attached hereto. The term "NOTES" as used herein shall include Notes delivered pursuant to any provision of this Agreement and each Note delivered in substitution or exchange for any such Note pursuant to any such provision. CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SPECIFIED IN PARAGRAPH 10.

      PARAGRAPH 2. EXCHANGE OF NOTES. The Company hereby agrees to issue the Notes and, subject to the terms and conditions herein set forth, the Purchasers severally agree to exchange the Series G Notes with the Company for the aggregate principal amount of Notes set forth opposite the respective Purchaser's name in SCHEDULE I attached hereto. The Company will deliver to each Purchaser, at the offices of Baker & Botts, L.L.P., at 599 Lexington Avenue, New York, New York 10022-6030, one or more Notes registered in such Purchaser's name or (if so specified) in the name of such Purchaser's nominee, evidencing the aggregate principal amount of the Notes to be exchanged by such Purchaser and in the denomination or denominations specified with respect to such Purchaser in
SCHEDULE I attached hereto against delivery by such Purchaser to the Company of the Series G Note(s) held by such Purchaser in the aggregate principal amount equal to the aggregate principal amount of the Notes to be issued to such Purchaser on the Date of Closing. Upon delivery of the Series G Notes to the Company, the Company shall cancel, or shall cause Parent to cancel, the Series G Notes. By wire transfer of immediately available funds to the Paying Agent in accordance with the Paying Agent Agreement on the date of closing, which shall be November 19, 1996 or such other date on or prior to November 22, 1996 as the Company and the Purchasers shall agree (the "CLOSING" or the "DATE OF CLOSING"), the Company will pay each Purchaser such Purchaser's Restructuring Fee.

      PARAGRAPH 3.      CONDITIONS

            3. CONDITIONS OF CLOSING. The Purchasers' obligations to exchange the Series G Notes for the Notes hereunder is subject to the satisfaction, on or before the Date of Closing, of the following conditions:

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            3A. CERTAIN DOCUMENTS. The Purchasers shall have received the following, each dated the Date of Closing unless otherwise indicated below or in the relevant definitions set forth in paragraph 10A:

                  (i) The Notes, which shall be dated September 30, 1996, to be exchanged for the Series G Notes;

                  (ii) Certified copies of the Paying Agent Agreement, in form and substance satisfactory to the Purchasers, fully executed by the Company and the Paying Agent;

                  (iii) Certified copies of the Monterey ERISA Indemnification
            Agreement, in form and substance satisfactory to the Purchasers, fully executed by the Company and Parent;

                  (iv) Certified copies of the Conveyance and Contribution
            Agreement, the Corporate Services Agreement, the Registration Rights Agreement, and each other document that constitutes an exhibit to any of the foregoing, each in form and substance satisfactory to the Purchasers, fully executed by the Company and Parent;

                  (v) Certified copies of the Agreement Concerning Taxes, in form and substance satisfactory to the Purchasers, fully executed by Parent, the Company and the Subsidiary of the Company signatory thereto;

                  (vi) Certified copies of the Tax Allocation Agreement, in form and substance satisfactory to the Purchasers, fully executed by Parent and the members of Parent's consolidated group identified therein;

                  (vii) Certified copies of the resolutions of the Board of
            Directors of the Company approving this Agreement, the Notes and all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes and the Paying Agent Agreement;

                  (viii)A certificate of the Secretary or an Assistant Secretary of the Company certifying the names and true signatures of the officers of the Company authorized to sign this Agreement, the Notes, the Paying Agent Agreement and the other documents to be delivered hereunder;

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                  (ix)  Certified copies of the Amended and Restated
            Certificate of Incorporation and the bylaws of the Company;

                  (x) Certified copies of the Credit Agreements and the
            Underwriting Agreements, in form and substance satisfactory to the Purchasers, fully executed by the parties thereto;

                  (xi) A favorable opinion of Andrews & Kurth L.L.P., special counsel to the Company and Parent, satisfactory to the Purchasers and substantially in the form of EXHIBIT B-1 attached hereto and as to such other matters as the Purchasers may reasonably request;

                  (xii) A favorable opinion of Andrews & Kurth L.L.P., special counsel to the Company and Parent, as to certain matters of California law, satisfactory to the Purchasers and substantially in the form of EXHIBIT B-2 attached hereto and as to such other matters of California law as the Purchasers may reasonably request;

                  (xiii)A favorable opinion of Terry L. Anderson, Esq., General
            Counsel of the Company, satisfactory to the Purchasers and substantially in the form of EXHIBIT B-3 attached hereto and as to such other matters as the Purchasers may reasonably request;

                  (xiv) A favorable opinion of David L. Hicks, Esq., General
            Counsel of Parent, satisfactory to the Purchasers and substantially in the form of EXHIBIT B-4 attached hereto and as to such other matters as the Purchasers may reasonably request; and

                  (xv) A certificate of the Secretary or an Assistant Secretary of the Paying Agent certifying (a) the names and true signatures of the officers of the Paying Agent authorized to sign the Paying Agent Agreement and the other documents to be delivered thereunder, and
            (b) copies of the resolutions of the Board of Directors of the Paying Agent authorizing the execution and delivery of the Paying Agent Agreement by such officers on behalf of the Paying Agent.

            3B. OPINION OF PURCHASERS' SPECIAL COUNSEL. The Purchasers shall have received from Baker & Botts, L.L.P., who are acting as special counsel for the Purchasers in connection with this transaction, a favorable opinion satisfactory to the Purchasers as to: (i) the due incorporation, existence and good standing of the Company; (ii) the due authorization by all requisite corporate action, execution and delivery and the validity, legally binding character and enforceability

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of this Agreement, the Notes and the Paying Agent Agreement; (iii) the absence of any requirement to register the Notes under the Securities Act; and (iv) such other matters incident to the matters herein contemplated as the Purchasers may reasonably request, including the form of all papers and the validity of all proceedings. In rendering such opinion, such counsel may rely, where appropriate, upon the opinions referred to in paragraphs 3A(xi), (xii), (xiii) and (xiv). Such opinion shall also state that, based upon such investigation and inquiry as is deemed relevant and appropriate by such counsel, the opinions referred to in paragraphs 3A(xi), (xii), (xiii) and (xiv) are satisfactory in form and scope to such counsel and, while such investigation and inquiry into the matters covered by such opinions (other than the matters specified in clauses (i), (ii) and (iii) above) were not sufficient to enable such counsel independently to render such opinions, nothing has come to the attention of such counsel which has caused it to question the legal conclusions expressed in the opinions referred to in paragraphs 3A(xi), (xii), (xiii) and (xiv) and such counsel believes that the Purchasers are justified in relying on such opinions.

            3C. REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The representations and warranties contained in paragraph 8 shall be true on and as of the Date of Closing; there shall exist on the Date of Closing no Event of Default or Default; and the Company shall have delivered to the Purchasers an Officer's Certificate, dated the Date of Closing, to both such effects.

            3D. EXCHANGE OF NOTES WITH ALL PURCHASERS; CANCELLATION OF SERIES G NOTES. At the Closing, the Company shall exchange the Notes for the Series G Notes held by each respective Purchaser, and the Company or Parent shall cancel the Series G Notes.

            3E. TRANSACTIONS PERMITTED BY APPLICABLE LAWS. The consummation of the transactions contemplated hereby on the terms and conditions herein provided and the consummation of the Other Transactions shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T or X of the Board of Governors of the Federal Reserve System) and shall not subject the Purchasers to any tax (other than the possibility of taxes covered by the indemnification set forth in paragraph 5G), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates and other evidence as the Purchasers may request to establish compliance with this condition.

            3F. PROCEEDINGS. All corporate and other proceedings taken or to be taken by the Company and Parent in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as the Purchasers may reasonably request.

            3G. INITIAL PUBLIC OFFERING. The Company shall have received net proceeds of at least $90,000,000, after giving effect to underwriting discounts and expenses relating thereto as estimated by the Company, from the initial public offering of shares of the Company's common stock, par value $0.01 per share, and shall have applied the proceeds thereof that are to be applied

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by it on or before the Date of Closing as set forth in SCHEDULE 8K hereto; and
the Company shall have delivered to the Purchasers an Officer's Certificate, dated the Date of Closing, to both such effects.

            3H. CONSUMMATION OF CERTAIN TRANSACTIONS. Parent shall have transferred the Western Assets to the Company, and the Company and Parent shall have obtained all necessary consents and waivers (other than those of a routine nature reasonably expected to be obtained in due course), including, without limitation, those contemplated by the Waiver, the Consent Solicitation and the agreements set forth on SCHEDULE 8C hereto, to permit such transfer and the transactions contemplated by this Agreement.

            3I. RESTRUCTURING FEES AND LEGAL FEES. The Company shall have paid to the Paying Agent, for the account of each Purchaser and in accordance with the Paying Agent Agreement, such Purchaser's Restructuring Fee. Without limiting the generality of paragraph 11B, the Company shall have paid on the Date of Closing the fees, charges and disbursements of the Purchasers' special counsel referred to in paragraph 3B to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

            3J. COMPLIANCE WITH OUTSTANDING DEBT LIMITATIONS. The Company shall have delivered to the Purchasers an Officer's Certificate of an authorized financial officer of the Company describing any instrument or agreement to which Parent, the Company or any Subsidiary is a party or by which Parent, the Company or any Subsidiary is bound which limits the amount of, or otherwise imposes restrictions on the incurring of, indebtedness of the type to be evidenced by the Notes, together with such evidence as the Purchasers or the special counsel to the Purchasers may reasonably request showing that, after the prepayment of the Series E Notes and the Series F Notes and after giving effect to the consents and waivers referred to in paragraph 3H, the transfer by Parent of the Western Assets and the creation of the Company, the execution, delivery and performance by the Company of this Agreement and the Notes will not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any property owned by Parent, the Company or any Subsidiary pursuant to, or otherwise violate, any agreement or instrument evidencing the indebtedness of Parent, the Company or any of its Subsidiaries or any agreement relating thereto.

      PARAGRAPH 4.      PREPAYMENTS

            4. PREPAYMENTS. The Notes shall be subject to prepayment only with respect to the required prepayments specified in paragraph 4A and also under the circumstances set forth in paragraph 4B.

            4A. REQUIRED PREPAYMENTS. Until the Notes shall be paid in full, the Company shall apply to the prepayment of the Notes, without Yield-Maintenance Premium, the sum of $25,000,000 on March 31, in each of the years 1999 to 2004, inclusive, and such principal amounts of the Notes, together with interest thereon to, but excluding, the prepayment dates, shall become

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due on such prepayment dates. Any prepayment made by the Company pursuant to paragraph 4B shall not reduce or otherwise affect its obligation to make any unpaid prepayment required by this paragraph 4A. The remaining $25,000,000 principal amount of the Notes, together with interest accrued thereon, shall become due on the maturity date of the Notes.

            4B. OPTIONAL PREPAYMENT WITH YIELD-MAINTENANCE PREMIUM. The Notes shall be subject to prepayment, in whole at any time or from time to time in part (in integral multiples of $5,000,000), at the option of the Company, at 100% of the principal amount so prepaid plus interest thereon to, but excluding, the Settlement Date for such prepayment plus the Yield-Maintenance Premium, if any, with respect to the Notes being prepaid. All prepayments of the Notes pursuant to this paragraph 4B shall be applied to the required payments and prepayments of the Notes in the inverse order of maturities.

            4C. NOTICE OF OPTIONAL PREPAYMENT. The Company shall give the holder of each Note (with a copy to the Paying Agent pursuant to the notice provisions contained in the Paying Agent Agreement) irrevocable written notice of any prepayment pursuant to paragraph 4B not less than 10 Business Days prior to the Settlement Date for such prepayment, specifying such Settlement Date and the principal amount of the Notes, held by such holder, to be prepaid on such date. Notice of prepayment having been given as aforesaid, the principal amount of the Notes specified in such notice, together with interest thereon to the Settlement Date therefor and together with the Yield- Maintenance Premium, if any, provided in paragraph 4B shall become due and payable on such Settlement Date.

            4D. PARTIAL PAYMENTS PRO RATA. Upon any partial prepayment of the Notes, the principal amount so prepaid shall be allocated to all Notes at the time outstanding (including, for the purpose of this paragraph 4D only, all Notes prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates other than by prepayment pursuant to paragraphs 4A and 4B) in proportion to the respective outstanding principal amounts thereof.

            4E. RETIREMENT OF NOTES. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates to, prepay or otherwise retire in whole or in part prior to their stated final maturity (other than by prepayment pursuant to paragraph 4A or 4B or upon acceleration of such final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, Notes held by any holder unless the Company or such Subsidiary or Affiliate shall have offered to prepay or otherwise retire or purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Notes held by each other holder of Notes at the time outstanding upon the same terms and conditions. Any Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Subsidiaries or Affiliates shall not be deemed to be outstanding for any purpose under this Agreement, except as provided in paragraph 4D.

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      PARAGRAPH 5.      AFFIRMATIVE COVENANTS

            5. AFFIRMATIVE COVENANTS. So long as any Note shall remain unpaid or the holder of any Note shall have any commitment hereunder, the Company covenants that:

            5A.   FINANCIAL STATEMENTS.  The Company will deliver in triplicate:

                  (i) to each holder, (A) as soon as practicable and in any
            event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year commencing with the quarterly period ending March 31, 1997, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarterly period, setting forth (a) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group, and (b) the resulting consolidated and consolidating figures for the Company and its Restricted Subsidiaries, and on and after December 31, 1997, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and unaudited but certified by an authorized financial officer of the Company, subject to changes resulting from year-end adjustments, and (B) prior to the consummation of the Spin-Off, as soon as practicable and in any event within 60 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations, stockholders' equity and cash flows of Parent and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such quarterly period, and a consolidated balance sheet of Parent and its Subsidiaries as of the end of such quarterly period, and on and after December 31, 1997, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and unaudited but certified by an authorized financial officer of Parent, subject to changes resulting from year-end adjustments, PROVIDED, HOWEVER, that delivery of copies of the Quarterly Report on Form 10-Q of Parent for such quarterly period filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (i)(B) with respect to consolidated financial statements if such financial statements are included in such report;

                  (ii) to each holder, (A) as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated and consolidating statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such year, and a consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, setting forth (a) as to each account affected thereby, all eliminating entries for the Unrestricted Subsidiaries as a group, and (b) the resulting consolidating figures for the Company and its Restricted Subsidiaries, and on and after December 31, 1997, setting forth in each case in comparative form corresponding consolidating figures from the preceding annual audit, all in reasonable detail and which shall be reported on by Price Waterhouse LLP or other independent public accountants of recognized national standing selected by the Company whose report shall (x) contain an opinion that shall be unqualified as to the scope or limitations imposed by the Company and shall not be subject to any other material qualifications and (y) shall state that such financial statements present fairly, in all material respects, the financial position of the Company and its Subsidiaries at the dates indicated and their cash flows and the results of their operations and the changes in their financial position for the periods indicated in conformity with generally accepted accounting principles and shall be accompanied by a report of such independent public accountants stating that (w) such audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole, (x) the consolidating information set forth therein is presented for purposes of additional analysis rather than to present the financial position, results of operations and cash flows of the individual companies, (y) such consolidating information has been subjected to the auditing procedures applied in the audit of the basic financial statements, and (z) in such independent public accountants' opinion, such consolidating information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole, with such changes thereto as such accountants reasonably determine to be appropriate under the circumstances, and (B) prior to the consummation of the Spin-Off, as soon as practicable and in any event within 120 days after the end of each fiscal year, consolidated statements of operations, stockholders' equity and cash flows of Parent and its Subsidiaries for such year, and a consolidated balance sheet of Parent and its Subsidiaries as of the end of such fiscal year, and on and after December 31, 1997, setting forth in each case figures from the preceding annual audit, all in reasonable detail and which shall be reported on by Price Waterhouse LLP or other independent public accountants of recognized national standing selected by Parent whose report shall (x) contain an opinion that shall be unqualified as to the scope or limitations imposed by Parent and shall not be subject to any other material qualifications and (y) shall state that such financial statements present fairly, in all material respects, the financial position of Parent and its Subsidiaries at the dates indicated and their cash flows and the results of their operations and the changes in their financial position for the periods indicated in conformity with generally accepted accounting principles and shall be accompanied by a report of such independent public accountants stating that such audit was made for the purpose of forming an opinion on the consolidated financial statements taken as a whole, with such changes thereto as such accountants reasonably determine to be appropriate under the circumstances, PROVIDED, HOWEVER, that delivery of copies of the Annual Report on Form 10-K of Parent for such fiscal year filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this clause (ii)(B) with respect to consolidated financial statements if such financial statements are included in such report;

                  (iii) to each holder, promptly upon transmission thereof,
            copies of all such financial statements, proxy statements, notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits, and other than registration statements and reports relating to employee benefit or compensation plans) and all reports which it files with the Securities and Exchange Commission (or any governmental body or agency succeeding to the functions of the Securities and Exchange Commission);

                  (iv) to each holder, promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or any Subsidiary;

                  (v) to each holder, as soon as practicable and in any event within 15 days after any executive officer of the Company obtains knowledge (a) of any condition or event which, in the opinion of management of the Company, would have a material adverse effect on the business, condition (financial or other), properties, operations or prospects (to the extent affecting the Company and its Subsidiaries in a materially different manner or extent than the oil and gas industry generally) of the Company and its Restricted Subsidiaries, taken as a whole, (b) that any Person has given any notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in clause (iii) or (xvii) of paragraph 7A, (c) of the institution of any litigation involving claims against the Company or any of its Subsidiaries equal to or greater than $5,000,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Company or any of its Subsidiaries equal to or greater than $5,000,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Company or such Subsidiary substantially more probable,
            (d) of any regulatory proceeding which, if determined adversely to the Company, would have a material adverse effect on the business, condition (financial or other), properties, operations or prospects (to the extent affecting the Company and its Subsidiaries in a materially different manner or extent than the oil and gas industry generally) of the Company and its Subsidiaries, taken as a whole, or
            (e) of any material disputes between the Company and any of its Affiliates or Parent, an Officer's Certificate of the Company specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto;

                  (vi) to each holder, promptly after the filing or receiving thereof, (a) copies of all material reports and notices which the Company or any Subsidiary or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Company or any Subsidiary or any ERISA Affiliate receives from any such governmental agency, and (b) with respect to any Plan or Multiemployer Plan, copies of any (1) notice of any "reportable event" (as defined in Section 4043 of ERISA) with respect to such Plan or Multiemployer Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, (2) notice of complete or partial withdrawal liability under Title IV of ERISA or
            (3) notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan or Multiemployer Plan, which any ERISA Affiliate gives to or receives from the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor; and

                  (vii) to each holder, with reasonable promptness, such other information respecting the business, financial condition or results of operations of the Company or any of its Subsidiaries as such holder may reasonably request.

                  Together with each delivery of financial statements required by clauses (i)(A) and (ii)(A) above, the Company will deliver to each holder an Officer's Certificate demonstrating (with computations in reasonable detail) compliance by the Company and its Restricted Subsidiaries with the provisions of paragraphs 6A, 6B(2), 6B(3)(ii) and
      (iii), 6B(4), 6B(5), 6B(6), 6D and 6E, demonstrating that no Event of Default or Default exists under paragraph 7A(xvi) and stating that there then exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto. Together with each delivery of financial statements required by clause (ii)(A) above, the Company will deliver a Reserve Report as of the end of the preceding fiscal period to any Significant Holder upon prior written request therefor. Together with each delivery of financial statements required by clause (ii) above, the Company will deliver to each holder a certificate of such accountants stating that, in conducting the audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards they have obtained no knowledge of any Event of Default or Default arising under paragraph 7A(i), 7A(ii), 7A(iii) or 7A(xvi) or any Event of Default or Default arising under paragraph 7A(v) that occurs as a result of the breach or violation by the Company or its Restricted Subsidiaries of paragraph 6A, 6B(2), 6B(3), 6B(4), 6B(5), 6B(6), 6B(7), 6B(8), 6C, 6D or 6E, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards. The Company also covenants that forthwith upon the chief executive officer, principal financial officer or principal accounting officer of the Company obtaining knowledge of an Event of Default or Default, it will deliver to each holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Company proposes to take with respect thereto.

            5B. INSPECTION OF PROPERTY. The Company covenants that it will permit any Person designated in writing by any Significant Holder, at such Significant Holder's expense and risk, to visit and inspect and (if the Required Holders in good faith reasonably believe that the Company is in violation of paragraph 5C or 8O of this Agreement) to take samples from any of the properties of the Company and its Subsidiaries, to examine the corporate books and financial records of the Company and its Subsidiaries and to make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of such Persons with the executive officers of the Company, the petroleum reserve engineers employed by the Company and its Subsidiaries and the Company's independent public accountants, all at such reasonable times, with a representative of the Company present and as often as such Significant Holder may reasonably request.

            5C. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Company will, and will cause each of its Subsidiaries and each of its Affiliates that are controlled by the Company or its Subsidiaries to, comply in a timely fashion with, or operate pursuant to valid waivers of the provisions of, all federal, state and local environmental or pollution-control laws, regulations, orders and decrees governing, without limitation, the emission of wastewater effluent, solid and hazardous waste and air pollution, and laying down general environmental conditions together with any other applicable requirements for conducting, on a timely basis, periodic tests and monitoring for contamination of ground water, surface water, air and land and for biological toxicity of the aforesaid, and diligently comply with the regulations (except to the extent such regulations are waived by appropriate governmental authorities) of the Environmental Protection Agency or other relevant federal, state or local governmental authority except where noncompliance would not materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole. The Company agrees to indemnify and hold the holder of any Note, such holder's officers, agents and employees harmless from any loss, liability, claim or expense which such holder may incur or suffer as a result of a breach by the Company, its Subsidiaries or Affiliates, as the case may be, of this covenant. The Company shall not be deemed to have breached or violated this paragraph 5C if the Company, any Restricted Subsidiary or any Affiliate of the Company is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of any such governmental requirements for which adequate reserves have been established in accordance with generally accepted accounting principles.

            5D. PAYMENT OF TAXES. The Company will, and will cause each of its Subsidiaries to, pay, or have paid on its behalf, before the same become delinquent, all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith for which adequate reserves have been established in accordance with generally accepted accounting principles.

            5E. MAINTENANCE OF INSURANCE. The Company covenants that it and each Subsidiary will carry and maintain insurance (subject to self-insurance in the maximum amount of $10,000,000, customary deductibles and retentions) in at least such amounts and against such liabilities and hazards and by such methods as customarily maintained by other companies operating similar businesses and, together with each delivery of financial statements required by clause (ii)(A) of paragraph 5A, will deliver an Officer's Certificate specifying the details of such insurance in effect.

            5F. PRIVATE PLACEMENT RATING. If, at any time after January 1, 1998, any Significant Holder requests that the Company obtain a rating for the Notes from Standard & Poor's Rating Group, the Company will, no later than 30 days following the receipt of such request, either (i) at its expense, initiate the process to obtain such rating and obtain such rating as soon as reasonably practicable (but in no event later than 90 days after the receipt of such request) or (ii) pay to the Paying Agent, by wire transfer of immediately available funds for the ratable account of the holders of the Notes, a fee equal to 0.25% of the aggregate principal amount of the Notes outstanding on the date of such request. In the event that the Company elects to obtain a rating pursuant to clause (i) of the immediately preceding sentence and such rating is not obtained within the time period specified in such clause or is not equivalent to a long-term debt rating of BBB- or better from Standard & Poor's Rating Group, the Company will, at the end of such period or within 30 days after the receipt of such rating, as the case may be, pay to the Paying Agent in accordance with the Paying Agent Agreement, by wire transfer of immediately available funds for the ratable benefit of the holders of the Notes, a fee equal to 0.25% of the aggregate outstanding principal amount of the Notes outstanding on the date of the request to obtain such rating. The Company will promptly notify each holder of a Note of any request from any Significant Holder to obtain a rating for the Notes, the actions of the Company with respect to such request, and, if the Company obtains a rating for the Notes, the Private Placement Rating assigned to the Notes. Notwithstanding the foregoing, there shall be no more than one request pursuant to this paragraph 5F that the Company obtain a rating for the Notes.

            5G. TAX INDEMNITY. The Company will indemnify and hold each Purchaser harmless from and against any and all federal, state and local taxes, interest, penalties and additions to tax ("TAXES") imposed upon or incurred by any Purchaser as a result of (a) the Purchaser's receipt of the Notes in exchange for the Series G Notes (an "ACTUAL EXCHANGE") or (b) any deemed exchange (a "DEEMED EXCHANGE") of the Series G Notes resulting from any modifications to the Series G Notes pursuant to any transactions entered into by Parent or the Company in contemplation of, or contemporaneously with, the transactions set forth in this Agreement. The amount of the indemnity shall equal (i) the amount of Taxes incurred by the Purchaser on the Actual Exchange or Deemed Exchange (including any penalties and interest imposed with respect to such Taxes), plus (ii) an amount such that when the sum of the amounts set forth in clause (i) and this clause (ii) are reduced by federal, state and local taxes imposed upon, or incurred by, the Purchaser as a result of the receipt of such sum, the reduced amount is equal to the amount set forth in clause (i) of this paragraph 5G. If a Purchaser receives written notification from the Internal Revenue Service ("IRS") that the IRS intends to assert that an Actual Exchange or Deemed Exchange has occurred with respect to the Purchaser (a "TAXABLE EXCHANGE ISSUE"), the Purchaser agrees to notify the Company with reasonable promptness and further agrees not to pay any Taxes or consent to any tax deficiency with respect to the Taxable Exchange Issue during the 30-day period beginning on the date that the Purchaser notifies the Company of the Taxable Exchange Issue. In addition, the Purchaser agrees to take such action in contesting the Taxable Exchange Issue as the Company may reasonably request in writing (including cooperating with the Company in providing information relating solely to the Taxable Exchange Issue which may be particularly within the knowledge of the Purchaser), but only if (i) within 30 days after the Purchaser notifies the Company of the Taxable Exchange Issue, the Company requests that the Purchaser contest the Taxable Exchange Issue, (ii) the Company furnishes the Purchaser with an opinion of independent tax counsel satisfactory to the Purchaser that the Purchaser is more likely than not to prevail on the Taxable Exchange Issue,
(iii) if the Purchaser elects to pay the Taxes relating to the Taxable Exchange Issue and seek a refund, the Company provides the Purchaser, on an interest free basis, with sufficient funds to enable Purchaser to pay the Tax and (iv) such requested action will not, in the Purchaser's sole judgment, interfere with the Purchaser's ability to contest issues other than the Taxable Exchange Issue, provided that the limitation in this clause (iv) shall not be interpreted as permitting the Purchaser to refuse altogether to contest the Taxable Exchange Issue.

            5H. PRODUCTION PAYMENT. The Company will pay the Production Payment in full no later than two weeks after the Date of Closing and, no later than five (5) Business Days after such payment, will cause Parent and each other holder, if any, of all or any portion of the Production Payment to deliver an Officer's Certificate to each holder of a Note to such effect and as to the termination of the Production Payment as provided therein.

      PARAGRAPH 6.      NEGATIVE COVENANTS

            6. NEGATIVE COVENANTS. So long as any Note shall remain unpaid or any holder of a Note shall have any commitment hereunder, the Company covenants that:

6A. RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS. The Company will not and will not permit any Restricted Subsidiary to (i) make any Restricted Investment or (ii) pay or declare any dividend on any class of its stock or make any other distribution on account of any class of its stock, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock or (iii) prior to the consummation of the Spin-Off, make any loan or advance to any Ineligible Subsidiary or Parent (all of the foregoing described in clauses (ii) and (iii) being herein called "RESTRICTED PAYMENTS") (a) except out of Consolidated Net Earnings Available For Restricted Payments and Restricted Investments, and (b) unless, after giving effect to any such Restricted Investment or Restricted Payment, as the case may be, no Event of Default or Default shall have occurred and be continuing. Notwithstanding the foregoing, the Company will not, in each fiscal year prior to the fiscal year in which the Spin-Off is consummated and, in the case of the fiscal year in which the Spin-Off is consummated, the portion of the fiscal year preceding the consummation of the Spin-Off, make Restricted Payments to or Restricted Investments in Parent or any Ineligible Subsidiary in excess of $31,000,000 in the aggregate for each such fiscal year or portion thereof. "CONSOLIDATED NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS" shall mean an amount equal to:

            (1) the sum of (a) $62,000,000 plus (b) 100% (or minus 100% in case of a deficit) of Consolidated Net Earnings for the period (taken as one accounting period) commencing on the Date of Closing (the "COMMENCEMENT DATE") and terminating at the end of the last fiscal quarter preceding the date of any proposed

      Restricted Investment or Restricted Payment, as the case may be, plus, without duplication, (c) the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of any shares of its stock after the Commencement Date, except (i) any such proceeds used as a basis for a prepayment in respect of the Notes pursuant to paragraph 4A or paragraph 4B, and (ii) the proceeds from the sale of stock to the Company or a Subsidiary after the Commencement Date, plus, without duplication, (d) the net cash proceeds received by the Company or any Restricted Subsidiary from the sale, after the Commencement Date, of any convertible debt security which has been converted into common stock of the Company or a Restricted Subsidiary, except (i) any such proceeds used as a basis for a prepayment in respect of the Notes pursuant to paragraph 4A or paragraph 4B and (ii) any proceeds from the sale of such convertible debt security to the Company or a Subsidiary, plus, without duplication, (e) any return of capital from Unrestricted Subsidiaries or Restricted Investments received by the Company or any Restricted Subsidiary after the Commencement Date, less

            (2) the sum of all Restricted Investments and all Restricted Payments made on or after the Commencement Date.

There shall not be included in Restricted Payments or in any computation of Consolidated Net Earnings Available for Restricted Payments and Restricted Investments (x) dividends paid or declared by the Company or any Restricted Subsidiary in respect of stock thereof held by any Person, or distributions made to any Person, in stock of the Company or such Restricted Subsidiary, as the case may be, (y) exchanges of stock of one or more classes of the Company or any Restricted Subsidiary for common stock of the Company or such Restricted Subsidiary, as the case may be, or for stock of the Company or such Restricted Subsidiary, as the case may be, of the same class, except to the extent that cash or other value is paid by the Company or a Restricted Subsidiary in such exchange, and (z) dividends paid or declared in respect of stock held by, or distributions made to, or redemptions, purchases or other acquisitions of stock made from, the Company or a wholly-owned Restricted Subsidiary. The term "STOCK" as used in this paragraph 6A shall include warrants, options to purchase stock and redeemable rights.

            6B. LIEN, DEBT AND OTHER RESTRICTIONS. The Company will not and will not permit any Restricted Subsidiary to:

            6B(1).LIENS. Create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired except

                  (i) Liens for taxes or assessments or other governmental
            charges or levies not yet due or which are being actively contested in good faith by appropriate proceedings,

                  (ii) Liens (including, but not limited to, mechanics' and
            materialmen's liens, landlord liens, easements, rights-of-way or the like) incidental to the conduct of its business or the ownership of its property and assets which are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the oil, gas and mineral exploration and development business) or the guaranteeing of the obligations of another Person, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business,

                  (iii) Liens for lessor's royalties, overriding royalties, net profits interests, carried interests, reversionary interests and other similar burdens, production sales contracts, division orders, contracts for the sale, purchase, exchange, or processing of hydrocarbons, unitization and pooling designations, declarations, orders and agreements, operating agreements, agreements of development, area of mutual interest agreements, gas balancing or deferred production agreements, processing agreements, plant agreements, pipeline gathering and transportation agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, and other agreements which are customary in the oil, gas and mineral exploration and development business or in the business of processing gas and gas condensate production for the extraction of products therefrom, if the net cumulative effect of such burdens does not operate to reduce the net revenue interest of any oil and gas properties (a) to less than the "NET REVENUE INTEREST" set forth in the most recent Reserve Report for those oil and gas properties included in such Reserve Report or (b) to less than the net revenue interest so acquired for those oil and gas properties acquired after the date of the most recent Reserve Report; PROVIDED, HOWEVER, that such Liens are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than advances or credit on open account, includable in current liabilities, for goods and services in the ordinary course of business and on terms and conditions which are customary in the oil, gas and mineral exploration and development business) or the guaranteeing of the obligations of another Person,

                  (iv) Liens existing on any real property of any Person at the time such Person becomes a Restricted Subsidiary, or any Liens existing prior to the time of acquisition upon any real property acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise, whether or not the obligation secured by such Lien is assumed by the Company or such Restricted Subsidiary, PROVIDED, that, (a) except as otherwise permitted by the other clauses of this paragraph 6B(1), any such Lien (x) shall not encumber any other property of the Company or any Restricted Subsidiary, and (y) shall not have been created or modified in any respect in anticipation of such Person becoming a Restricted Subsidiary or in anticipation of the acquisition by the Company or any Restricted Subsidiary of the real property subject thereto (other than to reflect the assumption of such Lien or other ministerial acts relating thereto), (b) the aggregate principal amount of the obligations secured by any such Lien shall not be increased prior to and in anticipation of, contemporaneously with or following, the acquisition by the Company or any Restricted Subsidiary of the real property subject thereto or such Person becoming a Restricted Subsidiary, and (c) the obligations secured by any such Lien shall not be modified, extended or renewed in any respect (other than to reflect the assumption of such obligations or other ministerial acts with respect thereto) prior to and in anticipation of, contemporaneously with or following, the acquisition by the Company or any Restricted Subsidiary of the real property secured thereby or such Person becoming a Restricted Subsidiary, and

                  (v) other Liens on any property of the Company or a Restricted
            Subsidiary securing Debt permitted by the proviso to paragraph 6B(2)(ii).

            6B(2).DEBT. Create, incur, assume or suffer to exist any Debt, except

                  (i) unsecured Funded Debt or unsecured Current Debt of the
            Company owing to and held by a wholly-owned Restricted Subsidiary which is subordinated to the Funded Debt represented by the Notes upon terms set forth on EXHIBIT C attached hereto, and Funded Debt or Current Debt of a Restricted Subsidiary owing to and held by the Company or one or more other wholly-owned Restricted Subsidiaries, and

                  (ii) other Funded Debt and Current Debt of the Company and its
            Restricted Subsidiaries the aggregate principal amount of which does not at any time exceed 300% of the excess of (i) EBITD for the immediately preceding four fiscal quarters OVER (ii) the aggregate amount of Restricted Payments for such immediately preceding four fiscal quarters, PROVIDED, that (A) until payment in full of the Production Payment, the Production Payment shall be the only Priority Debt outstanding, and (B) thereafter, the aggregate principal amount of Priority Debt outstanding may not exceed at any time 15% of Consolidated Tangible Net Worth.

            6B(3).SALE OF LESS THAN SUBSTANTIALLY ALL ASSETS. Sell, exchange, transfer or otherwise dispose of part, but less than all or substantially all, of their respective assets, unless

                  (i) such sale, exchange, transfer or other disposition is made in the ordinary course of business (including, without limitation, abandonments, farm-ins, farm-outs, leases and subleases of developed or undeveloped properties owned or held by the Company or any Restricted Subsidiary that are made or entered into in the ordinary course of business, but EXCLUDING, however, any sale of net profits interests in developed oil and gas properties); or

                  (ii) after giving effect to such sale, exchange, transfer or other disposition, (1) the aggregate net book value of (a) all assets of the Company and its Restricted Subsidiaries (including, without limitation, the sale of net profits interests in developed oil and gas properties) sold, exchanged, transferred or otherwise disposed of (on a consolidated basis) (but excluding assets sold, exchanged, transferred or otherwise disposed of in the ordinary course of business pursuant to subparagraph 6B(3)(i) above) during the period of 12 consecutive months immediately preceding such sale, exchange, transfer or other disposition and (b) the assets of all Restricted Subsidiaries, the stock of which have been sold or otherwise disposed of pursuant to paragraph 6B(4)(b)(i) during such 12-month period shall not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition, and (2) the assets described in the foregoing subclauses (a) and (b) shall not have contributed more than 10% of EBITD of the Company and its Restricted Subsidiaries for the four most recently completed fiscal quarters taken as a single accounting period; or

                  (iii) after giving effect to such sale, exchange, transfer or other disposition, (1) the aggregate net book value of (a) all assets of the Company and its Restricted Subsidiaries (including, without limitation, the sale of net profits interests in developed oil and gas properties) sold, exchanged, transferred or otherwise disposed of (on a consolidated basis) (but excluding assets sold, exchanged, transferred or otherwise disposed of pursuant to subparagraphs 6B(3)(i) and (ii) above) during the period of twelve consecutive months immediately preceding such sale, exchange, transfer or other disposition and (b) the assets of all Restricted Subsidiaries, the stock of which has been sold or otherwise disposed of pursuant to paragraph 6B(4)(b)(ii) during such 12-month period, shall not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition and (2) the assets described in the foregoing subclauses (a) and (b) shall not have contributed more than 10% of EBITD of the Company and its Restricted Subsidiaries for the four most recently completed fiscal quarters taken as a single accounting period, and (3) within six months after such sale, exchange, transfer or other disposition, the net proceeds thereof are applied toward, or the exchange results in, (a) the acquisition by the Company or a Restricted Subsidiary of (1) assets which have an aggregate fair market value at least equal to the net proceeds received by the Company and its Restricted Subsidiaries from such sale, exchange, transfer or other disposition, (2) if the assets so sold, exchanged, transferred or otherwise disposed of were located in the United States of America or Canada, the assets acquired are located in the United States of America or Canada and
            (3) the assets so acquired are of a type usual and customary in the oil and gas business, PROVIDED that no Liens shall at any time exist on the assets so acquired which secure any Debt except as permitted by paragraph 6B(1)(i), (ii), (iii) or (v), or (b) the prepayment of an aggregate principal amount of all Notes plus accrued interest and premium, if any (at the greater of par or the respective applicable Yield-Maintenance Premium), or the payment of an aggregate principal amount of other Funded Debt (other than Funded Debt subordinate in right of payment to the Notes) plus accrued interest and premium, if any, in either case in an amount at least equal to the aggregate net proceeds that the Company or its Restricted Subsidiary receives from the sale, exchange, transfer or other disposition of such assets.

            6B(4).SALE OF STOCK OF RESTRICTED SUBSIDIARIES. Sell or otherwise dispose of, or part with control of, any shares of stock of any Restricted Subsidiary, (a) except to the Company or another wholly-owned Restricted Subsidiary, and (b) except that all shares of stock of any Restricted Subsidiary at the time owned by the Company and all Restricted Subsidiaries may be sold as an entirety for a cash consideration which represents the fair market value (as determined in good faith by the Board of Directors of the Company) at the time of sale of the shares of stock so sold, PROVIDED that for purposes of clause (b) of this paragraph 6B(4):

                  (i) (a) the net book value of the assets of such Restricted
            Subsidiary together with (i) the net book value of the assets of any other Restricted Subsidiary the stock of which was sold during the preceding 12-month period and (ii) the net book value of the assets of the Company and all Restricted Subsidiaries sold, exchanged, transferred or otherwise disposed of pursuant to paragraph 6B(3)(ii) during the preceding 12-month period, does not represent more than 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition and (b) the earnings of such Restricted Subsidiary together with (i) the earnings of any other Restricted Subsidiary the stock of which was sold or otherwise disposed of pursuant to this paragraph 6B(4)(b)(i) during the preceding 12-month period and (ii) the earnings attributable to the assets sold, exchanged, transferred or otherwise disposed of pursuant to paragraph 6B(3)(ii) during such 12-month period, do not represent more than 10% of EBITD of the Company and its Restricted Subsidiaries for the four most recently completed fiscal quarters taken as a single accounting period, and PROVIDED FURTHER that, at the time of such sale, such Restricted Subsidiary shall not own, directly or indirectly, (i) any shares of stock of the Company or
            (ii) any shares of stock of any other Restricted Subsidiary unless all of the shares of stock of such other Restricted Subsidiary owned, directly or indirectly, by the Company and all Restricted Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4)(b)(i), or

                  (ii) (a) the net book value of the assets of such Restricted
            Subsidiary together with (i) the net book value of the assets of any other Restricted Subsidiary the stock of which was sold during the preceding 12-month period and (ii) the net book value of the assets of the Company and any Restricted Subsidiary sold, exchanged, transferred or otherwise disposed of pursuant to paragraph 6B(3)(iii)
            during the preceding 12-month period, does not represent more than 10% of the Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such sale, exchange, transfer or other disposition, and (b) the earnings of such Restricted Subsidiary together with (i) the earnings of any other Restricted Subsidiary the stock of which was sold or otherwise disposed of pursuant to this subparagraph 6B(4)(b)(ii) during the preceding 12-month period and (ii) the earnings attributable to the assets sold, exchanged, transferred or otherwise disposed of pursuant to paragraph 6B(3)(iii) during such 12-month period, do not represent more than 10% of EBITD of the Company and its Restricted Subsidiaries for the four most recently completed fiscal quarters taken as a single accounting period, and (c) within six months after such sale or other disposition, the proceeds thereof are applied toward (A) the acquisition by the Company or a Restricted Subsidiary of (1) assets which have an aggregate fair market value at least equal to the net proceeds received by the Company and its Restricted Subsidiaries from such sale or other disposition, (2) the assets so acquired are of a type usual and customary in the oil and gas business, PROVIDED that no Liens shall at any time exist on the assets so acquired which secure any Debt except as permitted by paragraph 6B(1)(i), (ii), (iii) or (v), or (B) the prepayment of an aggregate principal amount of all Notes plus accrued interest and premium, if any (at the greater of par or the respective applicable Yield-Maintenance Premium), or the payment of an aggregate principal amount of other Funded Debt (other than Funded Debt subordinate in right of payment to the Notes) plus accrued interest and premium, if any, in either case in an amount at least equal to the aggregate net proceeds that the Company or its Restricted Subsidiary receives from the sale or other disposition, and PROVIDED FURTHER that, at the time of such sale or other disposition, such Restricted Subsidiary shall not own, directly or indirectly, (i) any shares of stock of the Company or (ii) any shares of stock of any other Restricted Subsidiary unless all of the shares of stock of such other Restricted Subsidiary owned, directly or indirectly, by the Company and all Restricted Subsidiaries are simultaneously being sold as permitted by this paragraph 6B(4)(b)(ii).

            6B(5).MERGER AND SALE OF ALL OR SUBSTANTIALLY ALL ASSETS. Merge or consolidate with or into any other Person or convey, exchange, transfer or otherwise dispose of all or a substantial part of its assets (I.E., assets which could not otherwise be disposed of pursuant to paragraph 6B(3)(ii) or (iii)) to any Person except that

                  (i) any wholly-owned Restricted Subsidiary may merge with the
            Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with any one or more other wholly-owned Restricted Subsidiaries,

                  (ii) any Restricted Subsidiary may sell, exchange, transfer or otherwise dispose of any of its assets to the Company or to a wholly-owned Restricted Subsidiary,

                  (iii) any Restricted Subsidiary may sell, exchange, transfer or otherwise dispose of all or substantially all of its assets subject to the conditions and provisions specified in paragraphs 6B(3)(ii) and (iii),

                  (iv) any Restricted Subsidiary may merge into or consolidate with any Person which does not thereupon become a Restricted Subsidiary, subject to the conditions and provisions specified in paragraph 6B(4) with respect to a sale or other disposition of the stock of such Restricted Subsidiary,

                  (v) any Restricted Subsidiary may permit any Person to be
            merged into such Restricted Subsidiary or may consolidate with or merge into a Person which thereupon becomes a Restricted Subsidiary, PROVIDED that immediately after any such merger or consolidation, no Default or Event of Default shall have occurred and be continuing,

                  (vi) the Company may permit any Person to be merged into the
            Company (such that the Company shall be the continuing or surviving corporation), and

                  (vii) the Company may permit any corporation to consolidate with the Company and the Company may merge into or otherwise dispose of its assets as an entirety or substantially as an entirety to any solvent corporation organized under the laws of the United States of America or any state thereof and having at least 80% of its consolidated assets located in the United States of America and Canada which expressly assumes in writing the due and punctual performance of the obligations of the Company under this Agreement and the Notes to the same extent as if such successor or transferee corporation had originally executed this Agreement and each of the Notes in the place of the Company (it being agreed that such assumption shall, upon the request of the holder of any outstanding

            Note and at the expense of such successor or transferee corporation, be evidenced by the exchange of such Note for another Note executed by such successor or transferee corporation, with such changes in phraseology and form as may be appropriate but in substance of like terms as the Note surrendered for such exchange and of like unpaid principal amount, and that each Note executed pursuant to paragraph 11 hereof after such assumption shall be executed by and in the name of such successor or transferee corporation);

PROVIDED, that for purposes of subparagraphs 6B(5)(vi) and (vii) immediately after such merger, consolidation, sale or other disposition, and after giving effect thereto, no Event of Default or Default shall have occurred and be continuing. As soon as practicable, and in any event at least 75 days prior to the proposed consummation date of any merger, consolidation, sale or other disposition described in subparagraph 6B(5)(vii), the Company shall give written notice thereof to each holder of a Note describing in reasonable detail the proposed transaction, the date on which it is proposed to be consummated and the identity, jurisdiction of organization, and geographic composition of assets of the proposed successor or transferee corporation. No disposition by the Company of its assets as an entirety or substantially as an entirety under subparagraph 6B(5)(vii) shall release the corporation that originally executed this Agreement as the issuer of the Notes from its liability as obligor thereon.

            6B(6).SALE AND LEASEBACK. Enter into any Sale and Leaseback Transaction unless:

                  (i) the net sales proceeds received by the Company or a
            Restricted Subsidiary in respect of the assets sold pursuant to such Sale and Leaseback Transaction are greater than or equal to the fair market value of the assets sold (which determination shall be based upon a written opinion (the cost of which shall be borne exclusively by the Company) as to valuation from an independent valuation expert selected by the Company) and such proceeds are concurrently applied to: (a) the purchase, acquisition, development or construction of assets having a value at least equal to such net proceeds, and to be used in the Company's or such Restricted Subsidiary's business, PROVIDED that no Liens shall at any time exist on such assets which secure any Debt except as permitted by paragraph 6(B)(1)(i), (ii),
            (iii) or (v); or (b) the prepayment at the greater of par or the respective applicable Yield-Maintenance Premium, of an aggregate principal amount of all the Notes (plus accrued interest and premium, if any) at least equal to the amount of such net proceeds; or (c) the payment of other Funded Debt (other than Funded Debt subordinate in right of payment to the Notes) in an aggregate principal amount at least equal to the amount of such net sales proceeds; or

                  (ii) the Sale and Leaseback Transaction involves the sale of assets by the Company to a wholly-owned Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another wholly-owned Restricted Subsidiary; PROVIDED, that if the Company is the seller under any such Sale and Leaseback Transaction, its lease obligations thereunder shall be subordinated to the Funded Debt represented by the Notes upon terms set forth on EXHIBIT C attached hereto.

            6B(7).TRANSACTIONS WITH AFFILIATES. Directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, (i) any Affiliate (except an employee compensation benefit plan) or (ii) any Person (other than a Restricted Subsidiary) in which an Affiliate or the Company (directly or indirectly) owns, beneficially or of record, 5% or more of the outstanding voting stock or similar equity interest, except that (a) any Affiliate may be a director, officer or employee of the Company or any Restricted Subsidiary and may be paid reasonable compensation in connection therewith, (b) acts and transactions that would otherwise be prohibited by this paragraph 6B(7) may be performed or engaged in if upon terms not less favorable to the Company or any Restricted Subsidiary than if no relationship described in clauses (i) and (ii) above existed, and (c) this paragraph 6B(7) shall not apply to any agreement specified in paragraph 3A(iii), (iv), (v) or (vi) or to any transaction described in any such agreement.

            6B(8).TAX CONSOLIDATION. Except for the Tax Allocation Agreement and the Agreement Concerning Taxes, the Company will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person unless such other Person shall have agreed in writing with the Company that the Company's or such Subsidiary's liability with respect to taxes as a result of the filing of any such consolidated income tax return with such Person shall not be materially greater, nor the receipt of any tax benefits materially less, than they would have been had the Company and its Subsidiaries continued to file a consolidated income tax return with the Company as the parent corporation.

            6C. ISSUANCE OF STOCK BY RESTRICTED SUBSIDIARIES. The Company covenants that it will not permit any Restricted Subsidiary (either directly or indirectly, by the issuance of rights or options for, or securities convertible into, such shares) to issue, sell or otherwise dispose of any shares of any authorized but unissued or treasury class of such Restricted Subsidiary's stock (other than directors' qualifying shares) except to the Company or another Restricted Subsidiary.

            6D. MAINTENANCE OF CONSOLIDATED NET WORTH. The Company will not permit Consolidated Net Worth to be less than (i) at any time prior to April 1, 1999, $115,000,000, and (ii) at any time after March 31, 1999, the sum of (a) $115,000,000 and (b) 20% of the sum of Consolidated Net Income (but in the case of each fiscal quarter, only if a positive number) for all then completed fiscal quarters beginning with the fiscal quarter ending March 31, 1999.

            6E. INTEREST COVERAGE. The Company will not permit at any time the ratio of (a) EBITD for the period of four fiscal quarters then most recently ended to (b) the aggregate Fixed Charges of the Company and its Restricted Subsidiaries on a consolidated basis for such period to be less than 3.00 to 1.00.


      PARAGRAPH 7.      EVENTS OF DEFAULT

            7.    EVENTS OF DEFAULT.

            7A. ACCELERATION. If any of the following events shall occur and be continuing for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise):

                  (i) the Company defaults in the payment or prepayment of any principal of or any Yield-Maintenance Premium on any Note when the same shall become due, either by the terms thereof or otherwise as herein provided; or

                  (ii) the Company defaults in the payment of any interest on any Note for more than five (5) Business Days after the date due; or

                  (iii) the Company or any Restricted Subsidiary defaults in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to any stated maturity or the Company fails to pay any Guaranty relating to Debt for borrowed money in accordance with its terms, PROVIDED that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration shall occur and be continuing exceeds $10,000,000; or

                  (iv) any representation or warranty made by the Company herein or by the Company or any of its officers in any writing furnished in connection with or pursuant to this Agreement shall be false in any material respect on the date as of which made; or

                  (v) the Company fails to perform or observe any term, agreement or covenant contained in paragraph 5H or paragraph 6; or

                  (vi) the Company fails to perform or observe any other term, agreement or covenant contained herein and such failure shall not be remedied within 30 days after any executive officer of the Company obtains actual knowledge thereof; or

                  (vii) the Company or any Restricted Subsidiary makes an
            assignment for the benefit of creditors or is generally not paying its debts as such debts become due; or

                  (viii)a court or governmental authority enters any decree or order for relief in respect of the Company or any Restricted Subsidiary under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (herein called the "BANKRUPTCY LAW"), of any jurisdiction; or

                  (ix) the Company or any Restricted Subsidiary petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Company or any Restricted Subsidiary, or of any substantial part of the assets of the Company or any Restricted Subsidiary, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings (other than proceedings for the voluntary liquidation and dissolution of a Restricted Subsidiary) relating to the Company or any Restricted Subsidiary under the Bankruptcy Law of any other jurisdiction; or

                  (x) any such petition or application referred to in clause
            (ix) above is filed, or any such proceedings referred to in clause
            (ix) above are commenced, against the Company or any Restricted Subsidiary and the Company or such Restricted Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

                  (xi) any order, judgment or decree is entered in any proceedings against the Company decreeing the dissolution of the Company or any Restricted Subsidiary and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

                  (xii) any order, judgment or decree is entered in any
            proceedings against the Company or any Restricted Subsidiary decreeing a split-up of the Company or such Restricted Subsidiary which requires (a) the divestiture of assets which exceed, or the divestiture of the stock of a Restricted Subsidiary whose assets exceed, 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding or coinciding with such divestiture or (b) the divestiture of assets or stock of a Restricted Subsidiary, which shall have contributed more than 10% of EBITD for the four most recently completed fiscal quarters, and such order, judgment or decree remains unstayed and in effect for more than 60 consecutive days; or

                  (xiii) any judgment or order, or series of judgments or
            orders, for the payment of money in an amount in excess of $5,000,000 is rendered against the Company or any Restricted Subsidiary and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 30 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

                  (xiv) any Termination Event with respect to a Plan shall have occurred, and, (i) within 60 days after the occurrence thereof, such Termination Event (if correctable) shall not have been corrected and
            (ii) the then present value of such Plan's vested accrued benefits exceeds the then current value of assets accumulated in such Plan by more than the amount of $5,000,000 (or in the case of a Termination Event involving the withdrawal of a "SUBSTANTIAL EMPLOYER" (as defined in Section 4001(a)(2) of ERISA), the withdrawing employer's proportionate share of such excess shall exceed such amount) (in each case excluding all amounts for which the Company and its Subsidiaries are indemnified, or would be indemnified if there were a Loss (as defined in the Monterey ERISA Indemnification Agreement), under the Monterey ERISA Indemnification Agreement);

                  (xv) the Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an aggregate amount exceeding $5,000,000 (excluding all amounts for which the Company and its Subsidiaries are indemnified, or would be indemnified if there were a Loss (as defined in the Monterey ERISA Indemnification Agreement), under the Monterey ERISA Indemnification Agreement);

                  (xvi) the Company or any of its ERISA Affiliates has Unfunded
            Vested Accrued Benefits in excess of 5% of Consolidated Net Tangible Assets under Plans covered by Title IV of ERISA (excluding all amounts for which the Company and its Subsidiaries are indemnified, or would be indemnified if there were a Loss (as defined in the Monterey ERISA Indemnification Agreement), under the Monterey ERISA Indemnification Agreement), PROVIDED that for each calendar year during the term of this Agreement, the determination under this paragraph 7A(xvi) shall be made as of the end of each calendar quarter and shall be based upon (a) the aggregate Unfunded Vested Accrued Benefits under such Plans as shown in the most recent audited financial statements, or the notes thereto, furnished to the holders pursuant to paragraph 5A(ii)(A) and (b) Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries as at the end of such quarter;

                  (xvii) one or more demands for payment are made upon the
            Company by Parent or any other Person pursuant to the Agreement Concerning Taxes, which payments, if made, would exceed $5,000,000 in the aggregate;

                  (xviii) one or more demands for payment are made upon the
            Company by Parent or any other Person pursuant to the Original Spin-Off Indemnification Agreement, which payments, if made, would exceed $5,000,000 in the aggregate;

                  (xix) if the Date of Closing does not occur on or before
            November 22, 1996, the Company or Parent fails to perform or observe any term, agreement or covenant contained in Section 3.3 of the Waiver; or

                  (xx)  a Change of Control shall occur;

then (a) if such event is an Event of Default specified in clause (i) or (ii) of this paragraph 7A, the holder of any Note (other than the Company or any of its Subsidiaries or Affiliates) may at its option, by notice in writing to the Company, declare such Note to be, and such Note shall thereupon be and become, immediately due and payable at par together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (b) if such event is an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company, and (c) if such event is not an Event of Default specified in clause (viii), (ix) or (x) of this paragraph 7A with respect to the Company, the holder(s) of at least 331/3% of the aggregate unpaid principal amount of the Notes then outstanding may at its or their option, by notice in writing to the Company, declare all of the Notes to be, and all of the Notes shall thereupon be and become, immediately due and payable together with interest accrued thereon and together with the Yield-Maintenance Premium, if any, with respect to each Note, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

      The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provisions for payment of the Yield-Maintenance Premium by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default are intended to provide compensation for the deprivation of such right under such circumstances.

            7B. RESCISSION OF ACCELERATION. At any time after any or all of the Notes shall have been declared immediately due and payable pursuant to paragraph 7A, the holder(s) of at least 67% of the aggregate unpaid principal amount of the Notes then outstanding may, by notice in writing to the Company, rescind and annul such declaration and its consequences if (i) the Company shall have paid all overdue interest on the Notes, the principal of and Yield-Maintenance Premium, if any, payable with respect to any Notes which have become due otherwise than by reason of such declaration, and interest on such overdue interest and overdue principal and Yield-Maintenance Premium, at the rate specified in the Notes, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Notes or this Agreement. No such rescission or annulment shall extend to or affect any subsequent Event of Default or Default or impair any right arising therefrom.

            7C. OTHER REMEDIES. If any Event of Default or Default shall occur and be continuing, the holder of any Note may proceed to protect and enforce its rights under this Agreement and such Note by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement. No remedy conferred in this Agreement upon the holder of any Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise.

            7D. NOTICE BY THE COMPANY OF ACCELERATION. If the holder or holders of at least 331/3% of the aggregate unpaid principal amount of the Notes outstanding shall give notice of acceleration of the maturity of all the Notes pursuant to paragraph 7A(c) or if the holder of any Note shall give notice of acceleration of the maturity thereof, as provided in paragraph 7A(a), the Company will forthwith give written notice thereof to the holders of all outstanding Notes, describing the nature and status of the Event of Default giving rise to such notice of acceleration and what action the Company proposes to take with respect thereto, unless such a notice has previously been given by the Company pursuant to paragraph 5A.

      PARAGRAPH 8.      REPRESENTATIONS, COVENANTS AND WARRANTIES

            8. REPRESENTATIONS, COVENANTS AND WARRANTIES. The Company represents, covenants and warrants:

            8A. ORGANIZATION; QUALIFICATION; CORPORATE AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. The Company has and each Subsidiary has the power to own its respective property and to carry on its respective business as now being conducted. The execution, delivery and performance by the Company of this Agreement, the Notes, the Paying Agent Agreement and all documentation necessary to consummate the Other Transactions are within the Company's corporate powers and have been duly authorized by all necessary corporate action. The Company and all Restricted Subsidiaries are duly qualified as foreign corporations to do business and are in good standing in every jurisdiction in which the nature of the properties owned or the businesses conducted by them makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole. The only Subsidiary of the Company is identified on SCHEDULE 8A attached hereto, and the percentage of the partnership interests in such Subsidiary owned by the Company and the state of organization of such Subsidiary are as stated in SCHEDULE 8A. All of the outstanding partnership interests in such Subsidiary have been validly issued, are fully paid and (except as provided in the partnership agreement and in the Texas Revised Uniform Limited Partnership Act) nonassessable, and are free of any adverse claim or other Lien. As of the Date of Closing and prior to giving effect to the shares to be sold pursuant to the Underwriting Agreements, the authorized capital stock of the Company consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, of which 45,350,000 shares are issued and outstanding and (ii) 25,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Company have been validly issued, are fully paid and nonassessable. No Subsidiary owns any share of stock of the Company.

            8B. FINANCIAL STATEMENTS. The Company has furnished the Purchasers with the following financial statements, identified by a principal financial officer of the Company: (a) (i) a consolidated balance sheet with respect to the "Western Division" of Parent as at December 31 in each of the years 1994 and 1995, and (ii) consolidated statements of operations, division equity and cash flows with respect to the "Western Division" of Parent for each of the years 1993 to 1995, inclusive, all certified by Price Waterhouse LLP, and (b)(i) a pro forma consolidated balance sheet of the Company as at September 30, 1996 and
(ii) pro forma consolidated statements of operations of the Company for the nine months ended September 30, 1996 and for the fiscal year ended December 31, 1995. The balance sheets fairly present the historical financial condition of the "Western Division" of Parent or the pro forma financial condition of the Company and its Subsidiaries, as the case may be (in the case of the Company, on a pro forma basis as of such dates, as adjusted to give effect to the transactions contemplated by this Agreement and the Other Transactions), as at the dates thereof, and the statements of operations, division equity, and cash flows fairly present the results of the operations of the "Western Division" of Parent or the Company and its Subsidiaries (on such pro forma basis), as the case may be, for the periods indicated (subject to year-end adjustments in the case of the pro forma basis financial statements of the Company). There has been no material adverse change in the business, financial condition or results of operations of the "Western Division" of Parent since December 31, 1995 or of the Company (on such pro forma basis or in actuality) since September 30, 1996. The assets of the Company constitute the assets allocated to the "Western Division" of Parent except for the Excluded Assets, as such term is defined in the Conveyance and Contribution Agreement, the liabilities of the Company constitute the liabilities allocated to the "Western Division" of Parent except for the Retained Liabilities, as such term is defined in the Conveyance and Contribution Agreement, and the pro forma balance sheet of the Company as at September 30, 1996 fairly presents, in all material respects, the assets and liabilities of the Company as of the Date of Closing that are of a nature required to be reflected in a balance sheet (including the footnotes thereto) prepared in accordance with generally accepted accounting principles except for assets disposed of or acquired, and liabilities arising or discharged, in the ordinary course of business after September 30, 1996.

            8C. CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any charter or other corporate restriction which materially and adversely affects its business, financial condition or results of operations. Neither the execution nor delivery of this Agreement, the Notes or the Paying Agent Agreement, nor the offering, issuance and delivery of the Notes, nor fulfillment of nor compliance with the terms and provisions of this Agreement, the Notes nor the consummation of the Other Transactions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (other than the Production Payment) upon any of the properties or assets of Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company pursuant to, the charter or by-laws of Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company, any award of any arbitrator or any material agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company is subject. Except as disclosed on SCHEDULE 8C, Parent, any Subsidiary of Parent, the Company and any Subsidiary of the Company are not parties to, or otherwise subject to any provision contained in, any instrument evidencing indebtedness of Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company, any agreement relating thereto or any other contract or agreement (including their respective charters) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company of the type to be evidenced by the Notes.

            8D. GOVERNMENTAL CONSENT. Neither the nature of Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company, nor any of their respective businesses or properties, nor any relationship between Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company and any other Person, nor any circumstance in connection with the offering, issuance or exchange of the Notes for the Series G Notes or the consummation of the Other Transactions is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any court or administrative or governmental or regulatory body (other than (i) those obtained in connection with the Other Transactions, the Tender Offer and the Consent Solicitation and (ii) routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities) in connection with the execution and delivery of this Agreement or the Paying Agent Agreement, the offering, issuance or exchange of the Notes for the Series G Notes, fulfillment of or compliance with the terms and provisions of this Agreement, the Notes or the Paying Agent Agreement or the consummation of the Other Transactions.

            8E. ENFORCEABILITY. This Agreement and the Paying Agent Agreement are, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

            8F. ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company, or any properties or rights of Parent, any Subsidiary of Parent, the Company or any Subsidiary of the Company, by or before any court, arbitrator or administrative or governmental body which, if determined adversely, would have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole. There is no action, suit, investigation or proceeding pending or, to the Company's knowledge, threatened against Parent, any Subsidiary of Parent, the Company or any of Subsidiary of the Company which purports to affect the validity or enforceability of this Agreement, any Note or the Paying Agent Agreement or the consummation of the Other Transactions.

            8G. OUTSTANDING DEBT. Neither the Company nor any of its Restricted Subsidiaries has outstanding any Debt except as set forth on SCHEDULE 8G attached hereto. There exists no default under the provisions of any instrument evidencing such Debt or any Debt of Parent or of any agreement relating thereto, and except for the Waiver, no waiver of default, which is conditional or time limited, is currently in effect with respect to any instrument evidencing such Debt or any Debt of Parent or any agreement relating thereto.

            8H. TITLE TO PROPERTIES. Except to the extent disclosed under the caption entitled "Business - Other Business Matters - Title to Properties" in the Prospectus, the Company has and each of its Subsidiaries has good and indefeasible title to its respective real properties (other than properties held under leases) and good and defensible title to all of its other respective properties and assets, including the properties and assets reflected in the balance sheet as at September 30, 1996 referred to in paragraph 8B (other than properties and assets disposed of in the ordinary course of business), subject to no Lien of any kind except Liens permitted by clauses (i) through (iii) of paragraph 6B(1). All leases necessary in any material respect for the conduct of the respective businesses of the Company and its Subsidiaries are valid and subsisting and are in full force and effect.

            8I. TAXES. Parent has, the Company has and each of its Subsidiaries has filed, or has had filed on its behalf, all federal, state and other income tax returns which, to the best knowledge of the executive officers of the Company, are required to be filed, except such tax returns (other than state and federal) with respect to which such failure to file will not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole, and each has paid all taxes as shown on such returns and on all assessments received by it except to the extent contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

            8J. OFFERING OF NOTES. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes or any similar security of the Company for sale to, or solicited any offers to buy the Notes or any similar security of the Company from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers, and neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of section 5 of the Securities Act or to the provisions of any securities or Blue Sky law of any applicable jurisdiction.

            8K. USE OF PROCEEDS FROM THE INITIAL PUBLIC OFFERING. SCHEDULE 8K is a true and complete list and description of the use and proposed use of proceeds from the Initial Public Offering.

            8L. REGULATION G, ETC. Neither the Company nor any Subsidiary owns or has any present intention of acquiring any "MARGIN STOCK" as defined in Regulation G (12 CFR Part 207) of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK"). The issuance of the Notes in exchange for the Series G Notes does not constitute a "PURPOSE CREDIT" within the meaning of such Regulation G. Neither the Company nor Parent nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect.

            8M. ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the Pension Benefit Guaranty Corporation has been or is expected by the Company to be incurred with respect to any Plan or any Multiemployer Plan by the Company or any of its ERISA Affiliates which has had or would have a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole. Neither the Company nor any of its ERISA Affiliates has incurred or presently expects to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has had or would have a material adverse effect as the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole. The execution and delivery of this Agreement and the Paying Agent Agreement and the issuance and sale of the Notes will not involve any transaction which is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code. The representation by the Company in the next preceding sentence is made in reliance upon and subject to the accuracy of the representations in paragraph 9B as to the source of the assets used to acquire the Notes.

            8N. DISCLOSURE. Neither this Agreement nor the Prospectus nor any other document, certificate or statement furnished to each Purchaser by or on behalf of the Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which materially adversely affects or in the future may (so far as the Company can now reasonably foresee) materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole and which has not been set forth in this Agreement (including the Exhibits hereto), in the Prospectus or in such documents, certificates and statements. The financial and other projections contained in the Prospectus are reasonable based on the assumptions stated therein and the best information available to the officers of Parent and the Company at the time such projections were prepared. Nothing in this paragraph 8N shall be construed as a representation, warranty or covenant that any of such projections shall in fact be achieved.

            8O. POLLUTION AND OTHER REGULATIONS. (a) Each of the Company and its Subsidiaries is, and Parent has been, in compliance with all laws and regulations, including, without limitation, those relating to equal employment opportunity and employee safety in all jurisdictions in which it is presently doing business except where the failure to do so would not materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

            (b) Parent and the Company and its Subsidiaries, and the plants and sites of each, have complied with all federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control except, in any such case, where such failure to comply would not result in a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole. Without limiting the generality of the preceding sentence, neither the Company nor any of its Subsidiaries nor Parent has received notice of or has actual knowledge of any actual or claimed or asserted failure so to comply which alone or together with any other such failure is material and would result in a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries nor Parent nor their respective plants or other sites manage, generate or dispose of, or during their respective periods of use, ownership, occupancy or operation by Parent, the Company or its Subsidiaries have managed, generated, released or disposed of, any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used or defined in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act and the Clean Water Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance or liability would not result in a material adverse effect on the business, financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole. The foregoing representation in this subparagraph (b) is based in its entirety upon: (i) current interpretations and enforcement policies that have been publicly disseminated and are utilized by governmental agencies charged with enforcement of the legal requirements within the scope of the representation in this subparagraph (b), and (ii) current levels of publicly disseminated scientific knowledge concerning the detection of, and the health and environmental risks associated with the discharge of, small quantities of pollutants regulated pursuant to the legal requirements within the scope of the representation.

            8P. BROKERAGE. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company without the intervention of any Person which might give rise to a valid claim against the Purchasers for a brokerage commission or other like payment; and the Company agrees to indemnify and hold the Purchasers harmless from and against any such claims.

            8Q. POSSESSION OF PERMITS, LICENSES, ETC. The Company and its Subsidiaries possess all certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, and all patents, trademarks, service marks, trade names, copyrights, licenses, and other rights that are necessary in any material respect for the ownership, maintenance and operation of their respective properties and assets, and neither the Company nor any Subsidiary is in violation of any thereof in any material respect.

            8R. PUBLIC UTILITY HOLDING COMPANY ACT; FEDERAL POWER ACT; INVESTMENT COMPANY ACT. Neither the Company nor any Subsidiary is a "HOLDING COMPANY" or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY" or a "PUBLIC UTILITY COMPANY" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or a "PUBLIC UTILITY" as such term is defined in the Federal Power Act, as amended. The Company is not, and is not directly or indirectly controlled by or acting on behalf of any Person which is, an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.

            8S. RESTRICTED INVESTMENTS. The Company and its Subsidiary own no Restricted Investments.


      PARAGRAPH 9.      REPRESENTATIONS OF EACH PURCHASER

            9. REPRESENTATIONS OF EACH PURCHASER. Each Purchaser represents as follows:

            9A. NATURE OF PURCHASE. Such Purchaser is not acquiring the Notes hereunder with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act, provided that the disposition of such Purchaser's property shall at all times be and remain within such Purchaser's control.

            9B. SOURCE OF FUNDS. At least one of the following statements is an accurate representation as to the source (a "SOURCE") to which the Series G Notes of such Purchaser are, and to which the Notes, at the time of issuance thereof, will be, allocated:

                  (i) the Source constitutes such Purchaser's "insurance company general account" (as such term is defined under Section V of the United States Department of Labor's Prohibited Transaction Class Exemption ("PTCE") 95-60), and such Purchaser satisfies all of the applicable requirements for relief under Sections I and IV of PTCE 95-60; or

                  (ii) the Source is either (a) an insurance company pooled
            separate account, within the meaning of PTCE 90-1 (issued January 29, 1990), or (b) a bank collective investment fund, within the meaning of the PTCE 91-38 (issued July 12, 1991) and, except as such Purchaser has disclosed to the Company in writing pursuant to this clause (ii) prior to the execution and delivery of this Agreement, no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (iii) the Source constitutes assets of an "investment fund"
            within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I (c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (a) the identity of such QPAM and (b) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (iii) prior to the execution and delivery of this Agreement; or

                  (iv)  the Source is a governmental plan; or

                  (v) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which, or the names of the employers whose employees are covered by such plan or plans (within the meaning of Section 3(14)(C) of ERISA), have been identified to the Company in writing pursuant to this clause (v) prior to the execution and delivery of this Agreement; or

                  (vi) the Source does not include assets of any employee
            benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this paragraph 9B, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            9C. CERTIFICATION REGARDING SERIES G NOTES. The facts set forth in the certificate delivered by such Purchaser to the Company with respect to its holding of the Series G Notes being exchanged by it and the circumstances under which (and the price at which) it acquired the same are true and correct (it being understood that the representation contained in this paragraph 9C is given by such Purchaser solely to induce the Company to agree to the inclusion of paragraph 5G herein for the benefit of such Purchaser).

      PARAGRAPH 10.     DEFINITIONS AND ACCOUNTING TERMS

            10A. CERTAIN DEFINED TERMS. As used in this Agreement the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "AFFILIATE" shall mean, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person (except, in the case of the Company, a Restricted Subsidiary). A Person shall be deemed to control a corporation or entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or entity, whether through the ownership of voting securities, by contract or otherwise. Unless the context indicates otherwise, any reference to an "Affiliate" is to an Affiliate of the Company.

            "AGREEMENT" shall mean this Note Agreement, as the same may be from time to time amended.

            "AGREEMENT CONCERNING TAXES" shall mean the Agreement Concerning Taxes and Tax Indemnification Upon Spin-Off by and between Parent and the Company and those Subsidiaries of the Company signatory thereto dated as of the Date of Closing.

            "ATTRIBUTABLE DEBT" shall mean the lesser of (i) the fair market value of the assets sold pursuant to any Sale and Leaseback Transaction (which determination shall be based upon a written opinion (the cost of which shall be borne exclusively by the Company) as to valuation from an independent valuation expert selected by the Company) or (ii) the present value (discounted according to generally accepted accounting principles at the debt rate implicit in the lease) of the obligations of the lessee for rental payments during the term of any lease constituting a part of a Sale and Leaseback Transaction.

            "BANKRUPTCY LAW" shall have the meaning specified in clause (viii) of paragraph 7A.

            "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

            "CALLED PRINCIPAL" shall mean, with respect to any Note, the principal of such Note that is to be prepaid pursuant to paragraph 4B (any partial prepayment being applied in satisfaction of required payments of principal in inverse order of their scheduled due dates) or is declared to be immediately due and payable pursuant to paragraph 7A, as the context requires.

            "CAPITAL GAINS" shall mean gains (net of expenses and taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of capital assets (i.e., assets other than current assets).

            "CAPITALIZED LEASE OBLIGATION" shall mean any rental obligation which, under generally accepted accounting principles, is or will be required to be capitalized on the books of the Company or any Restricted Subsidiary, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles.

            "CHANGE OF CONTROL" shall mean any change so that any Person (or any Persons acting together which would constitute a Group), together with any Affiliates or Related Persons thereof, other than Permitted Holders, shall at any time either (1) Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Company or (2) succeed in having sufficient of its or their nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate or Related Person or such Person or Group, shall constitute a majority of the Board of Directors of the Company. As used herein (a) "BENEFICIALLY OWN" shall mean beneficially own as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), or any successor provision thereto; (b) "GROUP" shall mean a "group" for purposes of Section 13(d) of the Exchange Act; (c) "RELATED PERSON" of any Person shall mean any other Person owning
      (1) 5% of more of the outstanding common stock of such Person or (2) 5% of more of the Voting Stock of such Person; and (d) "VOTING STOCK" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

            "CLOSING" shall have the meaning specified in paragraph 2.

            "CODE" shall mean the Internal Revenue Code of 1986, as amended.

            "COMPANY" shall mean the corporation that originally executed this Agreement as issuer of the Notes until a corporation becomes a successor or transferee in a transaction permitted by paragraph 6(B)(5)(vii) and thereafter shall mean any such successor or transferee corporation.

            "CONSENT SOLICITATION" shall mean the solicitation from the holders of Parent's 11% Senior Subordinated Debentures due 2004 of consent to waivers of certain provisions of the Indenture pursuant to which such Debentures were issued in order to permit certain of the Other Transactions.

            "CONSOLIDATED NET EARNINGS" shall mean consolidated gross revenues (including Capital Gains) of the Company and its Restricted Subsidiaries less all operating and non-operating expenses of the Company and its Restricted Subsidiaries including all charges of a proper character (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings which are included in gross revenues, and current additions to reserves), but not including in gross revenues any gains resulting from write-up of assets, any equity of the Company or any Restricted Subsidiary in the unremitted earnings of any Person which is not a Restricted Subsidiary, any earnings of any Person acquired by the Company or any Restricted Subsidiary through purchase, merger or consolidation or otherwise for any year prior to the year of acquisition, or any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary; all determined in accordance with generally accepted accounting principles.

            "CONSOLIDATED NET EARNINGS AVAILABLE FOR RESTRICTED PAYMENTS AND RESTRICTED INVESTMENTS" shall have the meaning assigned to such term in paragraph 6A hereof.

            "CONSOLIDATED NET TANGIBLE ASSETS" shall mean (i) for any calculation, as of the end of the fiscal quarter ending September 30, 1996, $404,300,000 and (ii) for all other determinations, the aggregate net tangible assets of the Company and its Restricted Subsidiaries, determined as follows:

            (A) The aggregate gross book value of all the assets of the Company and its Restricted Subsidiaries, both real and personal, shall be computed excluding, however (without duplication), the following items:

                  (1) all franchises, licenses, permits, patents, patent
            applications, copyrights, trademarks, trade names, goodwill, experimental or organizational expense, unamortized debt discount and expense, and all other properties which under generally accepted accounting principles are deemed intangible;

                  (2) any reacquired shares or reacquired Debt of the Company or its Restricted Subsidiaries;

                  (3) any write-up of any such assets made by Parent, any
            Subsidiary of Parent, the Company or any Restricted Subsidiary of the Company after December 31, 1989;

                  (4) 50% of the value of all assets of the Company and its
            Restricted Subsidiaries acquired by Parent, any Subsidiary of Parent, the Company and any Restricted Subsidiary of the Company after April 1, 1990 which are located outside the United States of America and Canada and not freely returnable to the United States of America or Canada, including any notes or accounts receivable from any debtor having any substantial part of its business, operations or properties located outside the United States of America and Canada, except notes or accounts receivable from such a debtor which arose in the ordinary course of business of Parent, any Subsidiary of Parent, the Company or any Restricted Subsidiary of the Company, as the case may be, to which such notes or accounts receivable are payable and which otherwise constitute current assets, but only to the extent of an amount of United States dollars readily realizable from such notes or accounts receivable by liquidation either directly or through a currency freely convertible into United States dollars; and

                  (5) all Restricted Investments of the Company and its Restricted Subsidiaries.

            (B) From the gross book value of the tangible assets of the Company and its Restricted Subsidiaries, determined as provided in the preceding subparagraph (A), there shall be deducted the following items:

                  (1) all reserves for depreciation, depletion, obsolescence and amortization of the properties of the Company and its Restricted Subsidiaries (other than properties excluded as provided in the preceding subparagraph (A)), all proper reserves (other than reserves for deferred taxes and general contingency reserves and other reserves representing mere appropriations of surplus) which in accordance with generally accepted accounting principles should be set aside in connection with the business conducted by them;

                  (2) all Current Debt of the Company and its Restricted Subsidiaries; and

                  (3) all other liabilities of the Company and its Restricted
            Subsidiaries, including the reduction in equity attributable to minority interests but excluding deferred taxes, Funded Debt of the Company and its Restricted Subsidiaries, capital shares, surplus and general contingency reserves and other reserves representing mere appropriations of surplus.

            (C) In the determination of Consolidated Net Tangible Assets pursuant to clause (ii) of this definition, no amount shall be included therein on account of any excess cost of acquisition of shares of any Restricted Subsidiary over the net book value of the assets of such Restricted Subsidiary attributable to such shares at the date of such acquisition or on account of any excess of the net book value of the assets of any Restricted Subsidiary attributable to any shares of such Restricted Subsidiary at the date of acquisition of such shares over the cost of acquisition of such shares.

            "CONSOLIDATED NET WORTH" shall mean the consolidated shareholders' equity of the Company and its Restricted Subsidiaries, MINUS (to the extent included in the calculation of consolidated shareholders' equity) the aggregate amount of Investments (determined in accordance with the last sentence of the definition of "Investment") in Unrestricted Subsidiaries, all as determined in accordance with generally accepted accounting principles.

            "CONSOLIDATED TANGIBLE NET WORTH" shall mean Consolidated Net Worth MINUS the net book amount of all assets of the Company and its Restricted Subsidiaries (after deducting any reserves applicable thereto) which would be shown as intangible assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such time prepared in accordance with generally accepted accounting principles.

            "CONVEYANCE AND CONTRIBUTION AGREEMENT" shall mean the Conveyance and Contribution Agreement from Parent to the Company dated effective November 1, 1996.

            "CORPORATE SERVICES AGREEMENT" shall mean the Corporate Services Agreement by and between Parent and the Company dated as of the Date of Closing.

            "CREDIT AGREEMENTS" shall mean (i) the Credit Agreement, dated as of November 13, 1996, among the Company, Parent, the Banks signatory thereto and The Chase Manhattan Bank, as Administrative Agent, and (ii) the Credit Agreement, dated as of November 13, 1996, among Parent, the Banks signatory thereto and The Chase Manhattan Bank, as Administrative Agent.

            "CURRENT DEBT" shall mean any obligation for borrowed money (and any notes payable and drafts accepted representing obligations for borrowed money) payable on demand or within a period of one year from the date of the creation thereof and any Guaranty with respect to Current Debt (of the kind otherwise described in this definition) of another Person; PROVIDED that any obligation shall be treated as Funded Debt, regardless of its term, if such obligation is renewable pursuant to the terms thereof or of a revolving credit or similar agreement effective for more than one year after the date of the creation of such obligation, or may be payable out of the proceeds of a similar obligation pursuant to the terms of such obligation or of any such agreement.

            "DATE OF CLOSING" shall have the meaning specified in paragraph 2.

            "DEBT" shall mean Funded Debt and/or Current Debt, as the case may be.

            "DISCOUNTED VALUE" shall mean, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a semiannual basis) equal to (i) in the case of prepayment of the Notes made prior to March 31, 1998, the Reinvestment Yield with respect to such Called Principal and (ii) with respect to prepayment of the Notes made on or after March 31, 1998, 50 basis points above the Reinvestment Yield with respect to such Called Principal.

            "EBITD" shall mean for any period Consolidated Net Earnings for such period (calculated, for purposes of this definition only, without taking into account extraordinary items under generally accepted accounting principles or capital gains or capital losses) plus the aggregate amounts deducted in determining Consolidated Net Earnings in respect of (i) all provisions for any federal, state or other income taxes made by the Company and its Restricted Subsidiaries during such period, (ii) Fixed Charges of the Company and its Restricted Subsidiaries during such period,
      (iii) depreciation, depletion and amortization charges of the Company and its Restricted Subsidiaries for such period, and (iv) all other non-cash charges of the Company and its Restricted Subsidiaries for such period, all determined in accordance with generally accepted accounting principles; PROVIDED, "EBITD" shall mean, for any calculation, $25,900,000, $30,600,000, $37,400,000 and $33,800,000 for the fiscal quarters ended December 31, 1995, March 31, 1996, June 30, 1996, and September 30, 1996 respectively; PROVIDED, FURTHER, that EBITD for the fiscal quarter ended December 31, 1996, shall be $15,800,000 plus EBITD (determined according to the first clause of this sentence) for the two months ended December 31, 1996.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

            "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of the regulations under Section 414 of the Code.

            "EVENT OF DEFAULT" shall mean any of the events specified in paragraph 7A, provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not any such requirement has been satisfied.

            "FIXED CHARGES" shall mean (without duplication) for any period the sum of interest expense in respect of all Debt of the Person(s) for which the determination is made, including imputed interest expense in respect of Capitalized Lease Obligations; PROVIDED, HOWEVER, that Fixed Charges of the Company and its Restricted Subsidiaries shall mean, for any calculation, $5,300,000 for each of the fiscal quarters ended December 31, 1995, March 31, 1996, June 30, 1996, and September 30, 1996; PROVIDED,
      FURTHER, that Fixed Charges of the Company and its Restricted Subsidiaries for the fiscal quarter ended December 31, 1996, shall be $1,767,000 plus Fixed Charges (determined according to the first clause of this sentence but excluding any interest expense in respect of the Series E Notes and the Series F Notes and any interest accrued on the Series G Notes prior to November 1, 1996) of the Company and its Restricted Subsidiaries for the two months ended December 31, 1996.

            "FUNDED DEBT" shall mean and include, without duplication, any obligation (including the current maturities thereof)

                  (i) payable more than one year from the date of creation
            thereof (a) for borrowed money, (b) evidenced by bonds, debentures, notes or reimbursement obligations in respect of letters of credit or other similar instruments (other than letters of credit and surety bonds relating to trade obligations incurred in the ordinary course of business and includable, under generally accepted accounting principles, in current liabilities on a balance sheet or in the notes relating thereto), (c) for the payment of the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) constituting Capitalized Lease Obligations, (e) in respect of the Production Payment, other production payments, proceeds production payments or similar financing arrangements, (f) which is, under generally accepted accounting principles, shown on a balance sheet (after giving effect, in the case of the balance sheet of the Company or a Restricted Subsidiary, to the eliminating entries, if any, for the Unrestricted Subsidiaries as a group) as long-term debt (excluding provisions for deferred income taxes, unfunded pension obligations, unfunded liabilities for other post-employment benefits and other reserves or provisions to the extent that such reserves or provisions do not constitute an obligation), or (g) for any item described in any of the foregoing clauses (a) through (f) which is secured by any Lien on property owned by the Company or any Restricted Subsidiary, whether or not the obligation secured thereby shall have been assumed by the Company or such Restricted Subsidiary, or

                  (ii) payable more than one year from the date of creation
            thereof, which under generally accepted accounting principles is shown on the balance sheet as a long-term liability (excluding provisions for deferred income taxes, unfunded pension obligations, unfunded liabilities for other post-employment benefits and other reserves or provisions to the extent that such reserves or provisions do not constitute an obligation), or

                  (iii) constituting a Guaranty with respect to Funded Debt (of the kind otherwise described in clauses (i) and (ii) of this definition) of another Person, including without limitation any obligation by the Company or a Restricted Subsidiary for Funded Debt of any other Person, regardless of the percentage of equity interest owned therein by the Company or a Restricted Subsidiary, by virtue of its capacity as a general partner of such other Person.

            "GUARANTY" shall mean and include, without limitation, any obligation of the Company or a Restricted Subsidiary

                  (i) constituting a guaranty, endorsement (other than an
            endorsement of a negotiable instrument for collection in the ordinary course of business) or other contingent liability (whether direct or indirect) in connection with the obligations, stock or dividends of any Person (other than the Company or a Restricted Subsidiary),

                  (ii) payable under any contract (other than the Agreement
            Concerning Taxes and any tax indemnification or sharing agreement) providing for the making of loans, advances or capital contributions to any Person (other than the Company or a Restricted Subsidiary), or for the purchase of any property from any Person, in each case in order primarily to enable such Person to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses,

                  (iii) payable under any contract for the purchase of
            materials, supplies or other property or services (other than any natural gas transportation contract or any electrical, water supply, steam purchase or other utility supply contract) if such contract (or any related document) requires that payment for such materials, supplies or other property or services shall be made regardless of whether or not delivery of such materials, supplies, or other property or services is ever made or tendered; provided that the exceptions contained in this clause (iii) shall not apply to any contract for the purchase or transportation of natural gas where payment is required regardless of whether the delivery of such natural gas is ever made or tendered, unless at the time such contract is entered into the aggregate of such payments under such contract and all such existing contracts would not exceed $20,000,000 in any calendar year based on existing rates and automatic escalations in such rates under such contracts,

                  (iv) payable under any contract to rent or lease (as lessee)
            any real or personal property (other than any oil and gas leases) if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor, or

                  (v) payable under any other contract which, in economic
            effect, is substantially equivalent to a guarantee for any payment or performance of an obligation of a Person other than the Company or a Restricted Subsidiary.

            "INDEPENDENT PETROLEUM ENGINEER" shall mean Ryder Scott Company Petroleum Engineers or another independent petroleum engineer retained by the Company and well-regarded in the oil and gas industry and who is in fact independent and does not have any substantial interest, direct or indirect, in the Company or its Subsidiaries, but such Person may be regularly retained by the Company. If an individual, such Person shall not be a director, officer, investor (in excess of 1,000 shares) or employee of the Company or its Subsidiaries. If such

      Person is a partnership or a corporation, it shall not have a partner, director or officer who is a director, officer, investor (in excess of 1,000 shares) or employee of the Company or its Subsidiaries.

            "INELIGIBLE SUBSIDIARY" shall mean each Subsidiary of Parent other than (a) the Company, (b) any wholly-owned Restricted Subsidiary and (c) any other Restricted Subsidiary as long as no portion of the equity interest in such Restricted Subsidiary is owned by Parent, an Ineligible Subsidiary or an Affiliate of Parent (except the Company or a wholly-owned Restricted Subsidiary).

            "INITIAL PUBLIC OFFERING" shall mean the registered initial public offering of shares of the Company's common stock pursuant to the Prospectus and the prospectus for the concurrent international offering, outside the United States of America, of the common stock of the Company, par value $0.01 per share.

            "INVESTMENT" shall mean any purchase or other acquisition of the stock, obligations or securities of, or any interest in, or any capital contribution, loan or advance to, or any Guaranty in respect of the obligations of any Person but in any event shall include as an investment in any Person the amount of all Debt owed by such Person, and all accounts receivable from such Person which are not current assets or did not arise from sales to such Person in the ordinary course of business. As used herein, any capital contribution of assets by the Company or any Restricted Subsidiary shall be valued at the book value of such assets as reflected in the consolidated financial statements of the Company and its Restricted Subsidiaries as at the end of the quarter ending immediately prior to such contribution.

            "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction or any other type of preferential arrangement.

            "MONTEREY ERISA INDEMNIFICATION AGREEMENT" shall mean the ERISA Indemnification Agreement by and between Parent and the Company for the benefit of the Company, the Subsidiaries and the Purchasers (as such term is defined therein), dated the Date of Closing.

            "MULTIEMPLOYER PLAN" shall mean any plan which is a "MULTIEMPLOYER PLAN" (as such term is defined in section 4001(a)(3) of ERISA).

            "NOTE" and "NOTES" shall have the meanings specified in paragraph 1.

            "OFFICER'S CERTIFICATE" shall mean, in the case of the Company, any other corporation or any other business entity, a certificate signed in its name by its President, one of its Vice Presidents or its Treasurer.

            "OLINDA NOTES" shall mean the secured promissory note or notes in an original aggregate principal amount of up to $8,500,000 which, under certain circumstances, may be purchased by the Company from Parent pursuant to the Conveyance and Contribution Agreement.

            "ORIGINAL NOTE AGREEMENT" shall have the meaning specified in the recitals of this Agreement.

            "ORIGINAL SPIN-OFF INDEMNIFICATION AGREEMENT" shall mean that certain First Amended and Restated Spin-Off Tax Indemnification Agreement between Santa Fe Pacific Corporation, a Delaware corporation, and Parent dated November 26, 1990.

            "OTHER TRANSACTIONS" shall mean (i) the creation of the Company,
      (ii) the transfer of the Western Assets to the Company, and the assumption by the Company of the Assumed Liabilities (as defined in the Conveyance and Contribution Agreement), pursuant to the Conveyance and Contribution Agreement, (iii) the assumption of Parent's obligations under the Original Note Agreement, the Series E Notes, the Series F Notes and the Series G Notes by the Company pursuant to the Conveyance and Contribution Agreement, (iv) the Initial Public Offering and the use and proposed use by the Company and Parent of proceeds thereof, and (v) the other transactions contemplated by the Conveyance and Contribution Agreement, the Tender Offer and the Consent Solicitation.

            "PARENT" shall mean Santa Fe Energy Resources, Inc., a Delaware corporation, and any successor thereto.

            "PAYING AGENT" shall mean The Bank of New York and its successors and assigns as paying agent under the Paying Agent Agreement.

            "PAYING AGENT AGREEMENT" shall mean the Paying Agent Agreement, dated as of the date hereof, between the Company and the Paying Agent.

            "PERMITTED HOLDER" shall mean Parent and its Affiliates.

            "PERSON" shall mean and include an individual or legal entity in the form of a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof. The term "PERSON" shall not, however, mean and include an arrangement that is not a separate legal entity such as the legal arrangement between two or more parties owning interests in the same property or unit.

            "PLAN" shall mean an "EMPLOYEE PENSION BENEFIT PLAN" (as defined in section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, with respect to which the Company or any ERISA Affiliate contributes or has an obligation or liability to contribute.

            "PRIORITY DEBT" shall mean, at any time, without duplication, an amount equal to the sum of the amount of all Attributable Debt of the Company and its Restricted Subsidiaries outstanding at such time, the amount of all Debt of Restricted Subsidiaries (whether or not secured by any Lien) outstanding at such time, and the amount of all Debt of the Company and its Restricted Subsidiaries outstanding at such time that is secured by one or more Liens permitted under clause 6B(1)(v).

            "PRODUCTION PAYMENT" shall mean that certain $30,000,000 production payment reserved and retained by Parent from certain properties in the Midway- Sunset field pursuant to the Conveyance and Contribution Agreement, as more particularly described in the Reservation of Production Payment set forth as Exhibit I thereto.

            "PROSPECTUS" shall mean the prospectus, dated as of November 13, 1996, relating to the underwritten public offering by the Company of the portion of the 8,150,000 shares (assuming that the underwriters' over-allotment options are not exercised) of its common stock, par value $0.01 per share, being offered domestically, in the form first filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations under the Securities Act.

            "PURCHASERS" shall have the meaning specified in the introductory paragraph of this Agreement.

            "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

            "REGISTRATION RIGHTS AGREEMENT" shall mean the Registration Rights and Indemnification Agreement by and between Parent and the Company dated as of the Date of Closing.

            "REINVESTMENT YIELD" shall mean, with respect to the Called Principal of any Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

            "REMAINING AVERAGE LIFE" shall mean, with respect to the Called Principal of any Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) each Remaining Scheduled Payment of such Called Principal (but not of interest thereon) by (b) the number of years (calculated to the nearest one-twelfth year) which will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

            "REMAINING SCHEDULED PAYMENTS" shall mean, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date.

            "REQUIRED HOLDERS" shall mean the holder or holders of at least 51% of the aggregate principal amount of the Notes from time to time outstanding.

            "RESERVE REPORT" shall mean a report that is prepared and certified by an Independent Petroleum Engineer as of January 1 of the year in which such report is delivered which shall, as of such January 1, and on the basis of findings and data as of a date not more than four months prior to such January 1, identify the proved, probable and possible oil and gas properties covered thereby and set forth as of such January 1 the data, material, information and calculations required to be covered in a reserve report prepared in accordance with Rule 4-10 of Regulation S-X (17 C.F.R. Part 210). Each such report shall be prepared in accordance with established criteria generally accepted in the oil and gas industry and standards accepted in the oil and gas industry and standards customarily used by independent petroleum engineers well-regarded in the industry in making reserve determinations or appraisals, and the assumptions, estimates and projections on which such report is based shall be fully disclosed in such Reserve Report. The economic assumptions used in such Reserve Report will conform to the standards prescribed by Rule 4-10 of Regulation S-X.

            "RESTRICTED INVESTMENT" shall mean any Investment other than an Investment in the form of

                  (i) Investments in the Company or a Restricted Subsidiary or
            in an entity which immediately after or concurrently with such Investment will be a Restricted Subsidiary,

                  (ii) readily marketable direct full faith and credit
            obligations of the United States of America or any agency thereof or obligations unconditionally guaranteed by the full faith and credit of the United States of America or any agency thereof, due within three years of the making of the Investment,

                  (iii) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State having a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group, in each case due within three years from the making of the Investment,

                  (iv) domestic and Eurodollar certificates of deposit maturing within one year from the making of the Investment issued by, deposits in, Eurodollar deposits through and banker's acceptances of, commercial banks incorporated under the laws of the United States or any State thereof, Canada, Japan or any Western European country, and having combined capital, surplus and undivided profits of at least $100,000,000,

                  (v) readily marketable commercial paper of any commercial bank or corporation doing business and incorporated under the laws of the United States of America or any State thereof having a credit rating of A-1 from Standard & Poor's Rating Group or P-1 by Moody's Investors Service, Inc., in each case, due within 270 days after the making of the Investment,

                  (vi) money market investment programs which primarily invest in the types of Investments permitted under clauses (ii) through (v) above and which are classified as a current asset in accordance with generally accepted accounting principles and which are administered by broker-dealers acceptable to the Required Holders,

                  (vii) repurchase agreements with major dealers or banks,
            pursuant to which physical delivery of the respective securities is required, except for obligations of the U.S. Treasury to be delivered through the Federal Reserve book entry system,

                  (viii) travel and other like advances to officers and
            employees of the Company or Restricted Subsidiary in the ordinary course of business,

                  (ix) prepayment of the Production Payment in accordance with paragraph 5H,

                  (x) prior to one year after the Date of Closing, the Olinda Notes,

                  (xi) Investments, if any, in Parent pursuant to the agreements specified in paragraph 3A(iv), (v) and (vi),

                  (xii) prepayment of the Series E Notes and Series F Notes
            on the Date of Closing,

                  (xiii)the assumption by the Company on the Date of Closing of up to $16,000,000 aggregate principal amount of borrowings by Parent under the Credit Agreement described in clause (i) of the definition thereof, or

                  (xiv) Investments, other than those described in the preceding clauses (i)-(xiii), in an aggregate outstanding amount not to exceed $10,000,000.

            "RESTRICTED SUBSIDIARY" shall mean each Subsidiary of the Company listed on SCHEDULE 8A attached hereto, together with any Subsidiary of the Company hereafter created or acquired and, at the time of creation or acquisition, not designated by the Board of Directors of the Company as an Unrestricted Subsidiary. Any Subsidiary of the Company designated as an Unrestricted Subsidiary for purposes of this Agreement may thereafter be designated a Restricted Subsidiary upon 30 days' prior written notice to the holders of the Notes if, at the time of such designation and after giving effect thereto and to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing, (ii) such Subsidiary is organized under the laws of the United States or any state thereof, and (iii) 80% or more of each class of voting stock outstanding of such Subsidiary is owned by the Company or a wholly-owned Restricted Subsidiary.

            "RESTRUCTURING FEE" shall mean, with respect to each Purchaser, 0.75% of the aggregate principal amount of the Series G Notes held by such Purchaser as of the Date of Closing (prior to giving effect to the transactions contemplated hereby).

            "SALE AND LEASEBACK TRANSACTION" shall mean any arrangement in which the Company or a Restricted Subsidiary shall sell any building, equipment or surface real property, which was acquired or occupied by the Company or a Restricted Subsidiary for more than 180 days, and within 180 days from the date of such sale, enter into a lease as lessee of such building, equipment or surface real property having a term (including terms of renewal or extension at the option of the lessor or the lessee, whether or not such option has been exercised) expiring three or more years after the commencement of the initial term.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SERIES A-D NOTES" shall have the meaning specified in the recitals of this Agreement.

            "SERIES E NOTES" shall have the meaning specified in the recitals of this Agreement.

            "SERIES F NOTES" shall have the meaning specified in the recitals of this Agreement.

            "SERIES G NOTES" shall have the meaning specified in the recitals of this Agreement.

            "SETTLEMENT DATE" shall mean, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to paragraph 4B, or is declared to be immediately due and payable pursuant to paragraph 7A as the context requires.

            "SFER GROUP" shall mean Santa Fe Energy Resources, Inc. and its affiliated group of corporations which together constitute an affiliated group of corporations within the meaning of Section 1504(a) of the Code.

            "SIGNIFICANT HOLDER" shall mean, as of any time, (i) each Purchaser, so long as such Purchaser shall hold any Note at such time, and (ii) any other Person that holds at such time at least 1.15% of the aggregate principal amount of the Notes then outstanding.

            "SPIN-OFF" shall mean the distribution, by dividend, exchange or otherwise, of the shares of capital stock of the Company owned by Parent to its security holders.

            "SUBSIDIARY" shall mean, as to any Person, any corporation or entity, a majority of the shares of voting stock (or in the case of an entity which is not a corporation, of the equity interests that provide the power to manage or direct the management of such entity) of which is at the time any determination is being made, owned, directly or indirectly, by such Person and its wholly-owned Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

            "TAX ALLOCATION AGREEMENT" shall mean the Agreement For The Allocation Of The Consolidated Federal Income Tax Liability and State and Local Taxes Among The Members Of The Santa Fe Energy Resources, Inc. Affiliated Group by and between Parent and the members of the consolidated group of Parent identified therein dated as of November 19, 1996.

            "TENDER OFFER" shall mean the offer, commenced on October 22, 1996, by Parent to purchase up to 4,500,000 shares of Parent's Convertible Preferred Stock, Series 7%, at a price of $24.50, net to the seller in cash, which offer is contained in an Offer to Purchase dated October 22, 1996, as set forth in the Form 13E-4 filed by Parent with the United States Securities and Exchange Commission, as the same may be amended from time to time.

            "TERMINATION EVENT" shall mean (i) the withdrawal of the Company or any of its ERISA Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
      (ii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041(c) of ERISA, or
      (iii) the institution of proceedings to terminate a Plan by the Pension Benefit Guaranty Corporation, or (iv) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (v) the institution of proceedings by the Pension Benefit Guaranty Corporation under Sections 4212(c) or 4069 of ERISA to impose liability under the Title IV of ERISA on the Company or any ERISA Affiliate with respect to any other employee benefit plan other than a Plan.

            "TRANSFEREE" shall mean any direct or indirect transferee of all or any part of any Note acquired by any Purchaser under this Agreement.

            "UNDERWRITING AGREEMENTS" shall mean, (i) that certain Underwriting Agreement, relating to the public offering in the United States of America of 6,320,000 shares of common stock, par value $0.01 per share, of the Company, dated November 13, by and among the Company, Parent and Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and Petrie Parkman & Co. as representatives of the several underwriters named therein, and (ii) that certain International Underwriting Agreement, dated November 13, relating to the international offering of 1,580,000 shares of common stock, par value $0.01 per share, of the Company by and among the Company, Parent and Goldman, Sachs International, Morgan Stanley & Co. International and Petrie Parkman & Co., Inc. (in both cases assuming, for purposes of determining the number of shares covered thereby, that the underwriters' overallotment options are not exercised).

            "UNFUNDED VESTED ACCRUED BENEFITS" shall mean with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan (on the basis of assumptions in accordance with generally accepted accounting principles), but only to the extent that such excess represents a potential liability of the Company or any ERISA Affiliate to the Pension Benefit Guaranty Corporation or the Plan under Title IV of ERISA.

            "UNRESTRICTED SUBSIDIARY" shall mean each Subsidiary of the Company that is hereafter designated by the Board of Directors of the Company as an Unrestricted Subsidiary. Any Subsidiary may be designated an Unrestricted Subsidiary upon 30 days' prior written notice to the holders of the Notes if, at the time of such designation and after giving effect thereto and to the concurrent retirement of any Debt, (i) no Event of Default or Default shall have occurred and be continuing and (ii) such Subsidiary does not own, directly or indirectly, any Funded Debt or capital stock of the Company or a Restricted Subsidiary.

            "WAIVER" shall mean that certain Limited Waiver, dated as of November 13, 1996 and effective as of November 1, 1996, among Parent, the Company and the holders of the Series G Notes.

            "WESTERN ASSETS" shall mean the "SUBJECT ASSETS" as such term is defined in the Conveyance and Contribution Agreement.

            "YIELD-MAINTENANCE PREMIUM" shall mean, with respect to any Note, a premium equal to the excess, if any, of the Discounted Value of the Called Principal of such Note over the sum of (i) such Called Principal plus (ii) interest accrued thereon as of (including interest due on) the Settlement Date with respect to such Called Principal. The Yield-Maintenance Premium shall in no event be less than zero.

            10B. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the December 31, 1995 financial statements certified by Price Waterhouse LLP and referred to in paragraph 8B.

      PARAGRAPH 11.     MISCELLANEOUS

            11.   MISCELLANEOUS.

            11A. NOTE PAYMENTS. The Company will make payments of principal of and Yield- Maintenance Premium, if any, and interest on, the Notes, which payments comply with the terms of this Agreement, not later than 11:00 a.m. (New York City time) on the day when due by wire transfer of immediately available funds to the Paying Agent in accordance with the Paying Agent Agreement and for the ratable benefit of the holders of the Notes, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, such Purchaser will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made thereon and of the date to which interest thereon has been paid.

            11B. EXPENSES. The Company agrees, whether or not the transactions contemplated hereby shall be consummated, to pay, and save the Purchasers and any Transferee harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions, including (i) all fees, costs and expenses (including, without limitation, wire transfer and similar charges) of the Paying Agent and otherwise in connection with the Paying Agent Agreement, (ii) all costs and expenses of obtaining all necessary private placement numbers, (iii) all document production and duplication charges and the fees and expenses of any special counsel engaged by the Purchasers or any Transferee in connection with this Agreement, the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted, and (iv) the costs and expenses, including reasonable attorneys' fees, incurred by the Purchasers or any Transferee in enforcing any rights under this Agreement, the Notes or the Paying Agent Agreement (whether in the context of a civil action, adversarial proceedings, workout or otherwise) or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or by reason of the Purchasers' or any Transferee's having acquired any Note, including without limitation costs and expenses incurred in any bankruptcy case. The obligations of the Company under this paragraph 11B shall survive the transfer of any Note or portion thereof or interest therein by any Purchaser or any Transferee and the payment of any Note. The Company shall not be obligated to pay any legal fees incurred by the Purchasers or any other holder of any Note other than the reasonable fees of one special counsel designated by the Required Holders.

            11C. CONSENT TO AMENDMENTS. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act, of the Required Holders except that, without the written consent of the holder or holders of all Notes at the time outstanding, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to any Note, or affect the time, amount or allocation of any required prepayments, or reduce the proportion of the principal amount of the Notes required with respect to any consent. Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this paragraph 11C, whether or not such Note shall have been marked to indicate such consent, but any Notes issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. For the purpose of determining whether the holders of outstanding Notes of the requisite unpaid principal amount at any time have taken any action authorized by this paragraph 11C or any other provision of this Agreement, any Note owned by the Company or any Subsidiary or Affiliate of the Company shall not be deemed outstanding.

            11D. FORM, REGISTRATION, TRANSFER AND EXCHANGE OF NOTES; LOST NOTES. The Notes are issuable as registered notes without coupons in denominations of at least $100,000, except as may be necessary to reflect any principal amount not evenly divisible by $100,000. The Company shall keep at its principal office a register in which the Company shall provide for the registration and transfer of all Notes issued pursuant to any provision of this Agreement. Upon surrender for registration of transfer of any Note at the principal office of the Company, the Company shall, at its expense, (i) execute and deliver one or more new Notes of like tenor and of a like aggregate principal amount, as the then unpaid principal amount of the Note so surrendered, which new Notes shall be registered in the name of the designated Transferee or Transferees and (ii) promptly notify the Paying Agent pursuant to the notice provisions contained in the Paying Agent Agreement of such registration of transfer and provide the Paying Agent with payment instructions for (and provided by) the designated Transferee(s) and such new Note(s) substantially in the form of those contained in SCHEDULE I hereto; PROVIDED, HOWEVER, that no Note may be presented for registration of transfer on the Business Day prior to, or on, any date on which there is to be made any payment of the principal of, or interest or Yield-Maintenance Premium on, such Note pursuant to the terms thereof or the terms of paragraph 4A, 4B or 4C. Any Transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in paragraph 9B. Upon transfer of any Note, the new Note or Notes issued upon surrender of such Notes shall be dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue of the Note so surrendered. At the option of the holder of any Note, such Note may be exchanged for Notes of like tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Note to be exchanged at the principal office of the Company. Whenever any Note is so surrendered for exchange, the Company shall, at its expense, execute and deliver the Note(s) which the holder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by (i) a written instrument of transfer duly executed, by the holder of such Note or such holder's attorney duly authorized in writing and
(ii) information (which the Company shall promptly provide to the Paying Agent pursuant to the notice provisions contained in the Paying Agent Agreement), in substantially the form contemplated by SCHEDULE I attached hereto, as to the holder(s) of the Note(s) issued upon such transfer or exchange and the payment instructions relating to such Note(s) so issued. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the holder of any Note of the loss, theft, destruction or mutilation of such Note and, in the case of any such loss, theft or destruction, upon receipt of such holder's unsecured indemnity agreement, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Note. The Company agrees to indemnify and hold harmless the holder of each Note from and against all loss, liability, claims and expenses such holder may incur or suffer as a result of (i) a breach by the Company of its obligations under this paragraph 11D or under the Paying Agent Agreement to provide the Paying Agent with prompt written notice of such transfer or exchange or of the payment instructions provided by such holder in respect of such Note or (ii) a breach by the Paying Agent of any of its obligations under the Paying Agent Agreement including, without limitation, the failure to make full, timely and accurate disbursements to the holders of the Notes of funds paid by the Company thereunder.

            11E. PERSONS DEEMED OWNERS; PARTICIPATIONS. Prior to due presentment for registration of transfer, the Company and the Paying Agent may treat the Person in whose name any Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and Yield-Maintenance Premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence the holder of any Note may from time to time grant participations in all or any part of such Note to any Person on such terms and conditions as may be determined by such holder in its sole and absolute discretion.

            11F. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of this Agreement and the Notes, the transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any

Note, and may be relied upon by any Transferee, regardless of any investigation made at any time by or on behalf of such Purchaser or any Transferee. Subject to the preceding sentence, this Agreement, the Notes and the Paying Agent Agreement embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

            11G. SUCCESSORS AND ASSIGNS. All covenants and other agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including, without limitation, any Transferee) whether so expressed or not.

            11H. DISCLOSURE TO OTHER PERSONS. The Company acknowledges that the holder of any Note may deliver copies of any financial statements and other documents delivered to such holder, and disclose any other information disclosed to such holder, by or on behalf of the Company or any Subsidiary in connection with or pursuant to this Agreement to (i) such holder's directors, officers, employees, agents and professional consultants, (ii) any other holder of any Note, (iii) any Person to which such holder offers to sell such Note or any part thereof, (iv) any Person to which such holder sells or offers to sell a participation in all or any part of such Note, (v) any Federal or State regulatory authority having jurisdiction over such holder, (vi) the National Association of Insurance Commissioners or any similar organization or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such holder, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such holder is a party, (d) in order to protect such holder's investment in such Note or (e) to correct any false or misleading information which may become public concerning the relationship of such holder to the Company or its Subsidiaries. Except as provided in the previous sentence, each holder agrees that it will use its best efforts to hold in confidence and not to disclose the Confidential Information. As used herein "CONFIDENTIAL INFORMATION" means any material, non-public information that is provided to any such holder pursuant to this Agreement, but does not include information (i) which was publicly known or otherwise known to such holder, at the time of disclosure, (ii) which subsequently becomes publicly known through no act or omission of such holder, or (iii) which otherwise becomes known to such holder, other than through disclosure by the Company or any Subsidiary.

            11I. NOTICES. All notices or other communications provided for hereunder (except for any telephonic notice contemplated by SCHEDULE I) shall be in writing and sent by first class mail or nationwide overnight delivery service (with charges prepaid) and, (i) if to a Purchaser, addressed to such Purchaser at the address specified for such communications in the SCHEDULE I attached hereto, or at such other address as such Purchaser shall have specified to the Company in writing, (ii) if to any other holder of any Note, addressed to such other holder for the purpose thereof as it appears on the register of the Company maintained under paragraph 11D and (iii) if to the Company, addressed to it at 5201 Truxtun Avenue, Suite 100, Bakersfield, California 93309, Attention:
General Counsel,
or at such other address as the Company shall have specified to the holder of each Note in writing; PROVIDED, HOWEVER, that any such communication to the Company may also, at the option of the holder of any Note, be delivered by any other means either to the Company at its address specified above or to any officer of the Company.

            11J. DESCRIPTIVE HEADINGS; EXECUTION BY FACSIMILE TRANSMISSION. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The method of execution of this Agreement set forth in paragraph 11N hereof may be by means of facsimile transmission, and delivery of such a facsimile transmission shall be deemed an original for purposes of paragraph 11N hereof.

            11K. SATISFACTION REQUIREMENT. If any agreement, certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchasers or to the Required Holders, the determination of such satisfaction shall be made by the Purchasers or the Required Holders, as the case may be, in the sole and exclusive judgment (exercised in good faith) of the Person or Persons making such determination.

            11L. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA. This Agreement may not be changed orally, but (subject to the provisions of paragraph 11C) only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            11M.  WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION.

                  (i) THE COMPANY AND EACH PURCHASER HEREBY KNOWINGLY,
            VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE PAYING AGENT AGREEMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE PURCHASERS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OTHER PARTY TO ENTER INTO THE NOTE AGREEMENT.

                  (ii) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
            AGREEMENT, THE NOTES OR THE PAYING AGENT AGREEMENT, OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE PURCHASERS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND FOR THESE PURPOSES THE PARTIES HERETO HEREBY ACCEPT THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

            11N. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts (including by facsimile transmission), each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

            11O. EFFECTIVENESS. It is the intention of the parties hereto that this Agreement and the Notes issued on the Date of Closing shall (1) be delivered in the State of New York and (2) become valid, binding and effective obligations of the respective parties thereto only upon such delivery (as evidenced by physical delivery to Baker & Botts, L.L.P., at its office in New York, New York, against receipt therefor, of fully executed counterparts of this Agreement and of such Notes).

            EXECUTED and effective on this 19th day of November, 1996.


                                          MONTEREY RESOURCES, INC.


                                          By: /s/ R. GRAHAM WHALING
                                          Name:   R. Graham Whaling
                                          Title:  Chief Executive Officer


                                          ALLSTATE LIFE INSURANCE COMPANY


                                          By: /s/ PATRICIA WILSON
                                          Name:   Patricia Wilson


                                          By: /s/ STEVEN M. LAUDE
                                          Name:   Steven M. Laude
                                             Authorized Signatories


                                          AMERICAN ENTERPRISE LIFE
                                          INSURANCE COMPANY


                                          By: /s/ LORRAINE R. HART
                                          Name:   Lorraine R. Hart
                                          Title:  Vice President, Investments


                                          AMERUS LIFE INSURANCE COMPANY


                                          By: /s/ TODD D. YOUNGER
                                          Name:   Todd D. Younger
                                          Title:  Portfolio Manager

                                          FARM BUREAU LIFE INSURANCE
                                          COMPANY


                                          By: /s/ RICHARD D. WARMING
                                          Name:   Richard D. Warming
                                          Title:  VP - Chief Investment Officer


                                          GALICO


                                          By: /s/ DOUGLAS R. KOESTER
                                          Name:   Douglas R. Koester
                                          Title:  Senior Vice President


                                          GREAT-WEST LIFE & ANNUITY
                                          INSURANCE COMPANY


                                          By: /s/ JAMES G. LOWERY
                                          Name:   James G. Lowery
                                          Title:  Assistant Vice President


                                          IDS LIFE INSURANCE COMPANY


                                          By: /s/ LORRAINE R. HART
                                          Name:   Lorraine R. Hart
                                          Title:  Vice President, Investments


                                          MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By: /s/ RICHARD C. MORRISON
                                          Name:   Richard C. Morrison
                                          Title:  Managing Director

                                          MELLON BANK, N.A.,
                                            AS TRUSTEE FOR FIRST PLAZA
                                            GROUP TRUST


                                          By: /s/ LAURIE A. ADAMS
                                          Name:   Laurie A. Adams
                                          Title:  Trust Officer


                                          PAN-AMERICAN LIFE INSURANCE
                                          COMPANY


                                          By: /s/ F. ANDERSON STONE
                                          Name:   F. Anderson Stone
                                          Title:  Vice President,
                                                  Corporate Securities


                                          PRINCIPAL MUTUAL LIFE INSURANCE
                                          COMPANY


                                          By: /s/ SARAH D. PITTS
                                          Name:   Sarah D. Pitts
                                          Title:  Counsel

                                          By: /s/ JON C. HENRY
                                          Name:   Jon C. Henry
                                          Title:  Counsel


                                          PROVIDENT MUTUAL LIFE INSURANCE
                                          COMPANY


                                          By: /s/ JAMES D. KESTNER
                                          Name:   James D. Kestner
                                          Title:  Vice President

                                          THE PRUDENTIAL INSURANCE
                                          COMPANY OF AMERICA


                                          By: /s/ RANDALL M. KOB
                                          Name:   Randall M. Kob
                                          Title:  Vice President

                                    EXHIBIT A
                                 [FORM OF NOTE]

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
           SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR
         TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION EXCEPT PURSUANT
                     TO EXEMPTIONS THEREFROM UNDER SUCH ACT.

                            MONTEREY RESOURCES, INC.

                      10.61% SENIOR NOTE DUE MARCH 31, 2005

PPN 612622A*1                                             _______________[Date]
No. _________                                               New York, New York
$____________

            FOR VALUE RECEIVED, the undersigned, MONTEREY RESOURCES, INC.
(the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to__________________________________, or registered assigns, the principal sum of __________________________________ DOLLARS on March 31, 2005, with interest (computed on the basis of a 360-day year--30-day month) (a) on the unpaid balance thereof at the rate of 10.61% per annum from the date hereof, payable semiannually in arrears on March 31 and September 30 in each year, commencing with the March 31 or September 30 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) on any overdue payment of principal, any overdue payment of Yield-Maintenance Premium (as defined in the Agreement (as defined below)) and, to the extent permitted by applicable law, any overdue payment of interest, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (a) 11.61% or (b) 1% above the rate of interest publicly announced by The Bank of New York from time to time in New York City as its Prime Commercial Lending Rate, effective as of the effective date of the change of such Prime Commercial Lending Rate, calculated from the date each overdue payment was due until paid in full.

            Payments of principal, Yield-Maintenance Premium, if any, and interest are to be made at the main office of The Bank of New York, as paying agent (together with its successors in such capacity, the "Paying Agent"), pursuant to that certain Paying Agent Agreement dated as of November 19, 1996 between the Company and The Bank of New York (the "Paying Agent Agreement"), in New York City in lawful money of the United States of America.

            This Note is one of a series of Notes (the "Notes") issued pursuant to a Note Agreement, dated as of November 19, 1996 (the "Agreement"), between the Company and the respective original purchasers of the Notes named in
Schedule I attached thereto and is entitled to the benefits thereof. As provided in the Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without Yield-Maintenance Premium and in other cases with Yield-Maintenance Premium as specified in the Agreement. This Note is also entitled to the benefits of the Paying Agent Agreement.

            This Note is a registered Note and, as provided in paragraph 11D of the Agreement, upon surrender of this Note to the Company for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered by the Company (with written notice thereof to the Paying Agent) in the name of, the transferee. (i) Prior to due presentment for registration of transfer, the Company, and (ii) prior to the Business Day (as defined in the Agreement) after its receipt of notice from the Company of such registration of transfer, the Paying Agent, may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company and the Paying Agent shall not be affected by any notice to the contrary. Reference is made to paragraph 11D of the Agreement under which, among other things, the Company agrees to indemnify the holders of Notes with respect to certain matters relating to the provision by the Company to the Paying Agent of information concerning registration of transfer of Notes and relating to the disbursement by the Paying Agent of payments made by the Company in respect of the Notes.

            The Company agrees to make prepayments of principal on the dates and in the amounts specified in the Agreement. If an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared or otherwise become due and payable in the manner and with the effect provided in the Agreement. Except as otherwise provided in the Agreement, the Company and any and all endorsers, guarantors and sureties severally waive grace, demand, presentment for payment, notice of dishonor or default, notice of intent to accelerate, notice of acceleration, protest and diligence in collecting. Should any indebtedness represented by this Note be collected at law or in equity, or in bankruptcy or other proceedings, or should this Note be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal, Yield-Maintenance Premium, if any, and interest due and payable hereon, all reasonable costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal). The Company shall not be obligated to pay any legal fees incurred by the holder hereof or any other holder of any Note other than the reasonable fees of one special counsel designated by the Required Holders (as defined in the Agreement).

            THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF
NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH
THE LAWS OF SUCH STATE.

                                          MONTEREY RESOURCES, INC.

                                          By: ____________________________
                                          Name: __________________________
                                          Title: _________________________

                                    EXHIBIT C

                       [FORM OF SUBORDINATION PROVISIONS]


            1. The payment of any and all Subordinated Debt is expressly subordinated to the extent and in the manner set forth in paragraphs 2 to 11, inclusive, hereof to Senior Debt. The term "Subordinated Debt" as used in this [NOTE] shall mean and include all indebtedness at any time evidenced by this [NOTE] including, without limitation, the principal of, interest on, premium, if any, with respect to, and fees, expenses and advances incurred in connection with, all liabilities, indebtedness or obligations of the Payor to the Payee hereunder or under any agreement governing this [NOTE] or executed in connection with this [NOTE]. The term "Senior Debt" as used in this [NOTE] shall mean and include (i) the principal of, Yield-Maintenance Premium (as defined in the Note Agreement (as hereafter defined)), if any, with respect to, interest on (including any interest accruing subsequent to the commencement of a Proceeding described in paragraph 5 below), expenses, fees and advances incurred in connection with (including, without limitation, all expenses described in paragraph 11B of the Note Agreement (as hereafter defined)), and the aggregate amount of indemnities arising in connection with, all liabilities, indebtedness and obligations of the Payor to the holders of indebtedness, arising under the Note Agreement dated as of November [___], 1996, (as amended, modified, supplemented and restated from time to time, the "Note Agreement") between the Payor and the Purchasers thereunder (as such term is defined therein) and the senior promissory notes in the original outstanding aggregate principal amount of $175,000,000 (the "Senior Notes") issued pursuant thereto (including extensions, renewals, refinancings and refundings of the Senior Notes, whether or not the principal amount is increased), and (ii) the principal of, premium, if any, with respect to, interest on (including any interest accruing subsequent to the commencement of a Proceeding described in paragraph 5 below), expenses, fees and advances incurred in connection with, and the aggregate amount of letter of credit liabilities and advances and indemnities arising in connection with, all liabilities, indebtedness and obligations of the Payor to the holders of indebtedness, arising under the Credit Agreement dated as of November [__], 1996, (as amended, modified, supplemented and restated from time to time, the "Credit Agreement") among the Payor, the Banks signatory thereto (the "Banks") and The Chase Manhattan Bank, as Administrative Agent, and the promissory notes in the original aggregate face amount of $75,000,000 (the "Bank Notes") issued pursuant thereto (including extensions, renewals, refinancings and refundings of the Bank Notes, whether or not the principal amount is increased).

            2. No direct or indirect payment on account of this [NOTE] shall be demanded, made, or accepted, no assets of Payor shall be applied to the payment, purchase, redemption or other acquisition or retirement of this [NOTE], and no security interest shall be granted by the Payor to secure, or enforced by the Payor as security for, this [NOTE], unless, in each case, all Senior Debt previously shall have been indefeasibly paid in full in cash and the Credit Agreement shall have terminated in accordance with its terms; PROVIDED, however, that Payor may, upon at least 15 days prior written notice to the holders of the Senior Notes and the Agent (as defined in the Credit Agreement) in the manner contemplated by the Note Agreement and the Credit Agreement, respectively, make payments of interest at the times and in the amounts required hereunder and pay when due all or any part of the principal hereof (and the Payee may receive all such payments) so long as there is not then existing under the Note Agreement or the Credit Agreement a Default, an Event of Default or a Borrowing Base Deficiency (as, respectively, defined therein) and no such Default, Event of Default or Borrowing Base Deficiency would result from such payment.

            3. In the event that the Payee shall receive any payment on Subordinated Debt which it is not entitled to receive under the subordination provisions contained in these paragraphs 1 through 11, inclusive, the Payee will hold any amount so received in trust for the holders of Senior Debt and will forthwith turn over such payment to a representative of the holders of Senior Debt selected by the Required Holders (as defined in the Note Agreement) and the Required Banks (as defined in the Credit Agreement) (the "Representative") (for the ratable benefit of the holders of Senior Debt) in the form received (with any endorsements or other instruments of transfer requested by the Required Holders and the Required Banks), to be applied on Senior Debt proportionately based upon the aggregate principal amount of each holder's Senior Debt then outstanding. In the event of any failure by Payee to make any such endorsement or execute any such instrument of transfer, the Representative is hereby authorized to make or execute the same, as the case may be.

            4. The Payee will not commence any action or proceeding against the Payor to recover all or any part of the Subordinated Debt or join with any creditor, unless the holders of Senior Debt shall also join, in bringing any proceedings against the Payor under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any State government unless and until Senior Debt shall be paid in full in cash and the Credit Agreement shall have terminated in accordance with its terms.

            5. In the event of any liquidation, dissolution or other winding up of the Payor, or in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy laws, sale (under court supervision) of all or substantially all of the assets or any other marshalling of the assets and liabilities of the Payor (each of the foregoing, a "Proceeding"), (i) Senior Debt shall first be indefeasibly paid in full in cash and the Credit Agreement shall have terminated in accordance with its terms before the Payee shall be entitled to receive any moneys, dividends or other assets in any such Proceeding, and (ii) the Payee will at the request of the holders of Senior Debt, file any claim, proof of claim or other instrument of similar character necessary to enforce the obligations of the Payor in respect of Subordinated Debt and will hold in trust for the holders of Senior Debt and pay over to the Representative (for the ratable benefit of the holders of Senior
Debt), in the form received (with any endorsements or other instruments of transfer requested by the Required Holders and the Required Banks), to be applied on Senior Debt (proportionately based upon the aggregate principal amount of each holder's Senior Debt then outstanding), any and all moneys, dividends or other assets received in any such Proceeding on account of Subordinated Debt, unless and until Senior Debt shall be indefeasibly paid in full in cash (including post-petition interest which, as a result of a Proceeding, the Payor is no longer obligated to pay) and the Credit Agreement shall have terminated in accordance with its terms. In the event that the Payee shall fail to take such action requested by the holders of Senior Debt, the Representative may, as attorney-in-fact for the Payee, take such action on behalf of the Payee, and demand, sue for, collect and receive any and all such moneys, dividends or other assets and give acquittance therefor and take such other action (including voting for and the acceptance or rejection of any plan of reorganization or arrangement) in the name of the holders of Senior Debt or in the name of the Payee as the holders of Senior Debt may deem necessary or advisable for the enforcement of this [NOTE]; and the Payee will execute and deliver to the holders of Senior Debt such other and further powers of attorney or other instruments as the holders of Senior Debt may request in order to accomplish the foregoing.

            6. Payee shall not be subrogated to the rights of any holder of Senior Debt to receive any moneys, dividends or other assets of Payor applicable to Senior Debt until all Senior Debt shall have been indefeasibly paid in full in cash and the Credit Agreement shall have terminated in accordance with its terms. For purposes of such subrogation, none of the payments or distributions to the holders of Senior Debt to which Payee would be entitled except for the provisions of this [NOTE] shall, as among the Payor, its creditors other than the holders of Senior Debt and Payee, be deemed to be a payment by the Payor to or on account of Senior Debt, and none of the payments or distributions to Payee by virtue of the subrogation herein provided for shall, as among the Payor, its creditors other than the holders of Senior Debt and Payee, be deemed to be a payment to or on account of this [NOTE].

            7. The holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Payee, without incurring responsibility to the Payee, and without impairing or releasing any of the rights of the holders of Senior Debt, or any of the obligations of the Payor hereunder: (a) change the amount, manner, place or terms of payment or change or extend the time of payment of or renew or alter Senior Debt or amend the Note Agreement (other than Exhibit C thereto in a manner that purports to affect retroactively the terms or provisions of this [NOTE] so as to cause the indebtedness of Payor evidenced hereby no longer to satisfy paragraph 6B(2)(i) of the Note Agreement) or the Credit Agreement in any manner or enter into or amend in any manner any other agreement (other than this [NOTE]) relating to Senior Debt (including provisions restricting or further restricting payments of principal of and interest on Subordinated Debt); (b) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, Senior Debt; (c) release anyone liable in any manner for the payment or collection of Senior Debt; (d) exercise or refrain from exercising any rights against the Payor and others (including the Payee); and (e) apply any sums by whomsoever paid or however realized to Senior Debt in such order or manner as the holders of Senior Debt may in their sole discretion determine, but only in accordance with the Credit Agreement or Note Agreement, as the case may be.

            8. The subordination provisions of this [NOTE] are intended solely for the purpose of defining the relative rights and priorities of Payee, on the one hand, and the holders of Senior Debt, on the other hand, and are solely for the benefit of the holders of Senior Debt (and their successors and assigns) and shall be enforceable by them directly against Payee. Nothing contained in this [NOTE] is intended or shall affect the relative rights of Payee and creditors of Payor other than the holders of Senior Debt, nor shall anything herein prevent any holder of Senior Debt from exercising all remedies otherwise permitted by applicable law upon a Default, an Event of Default or a Borrowing Base Deficiency (all as defined above). No holder of Senior Debt shall be prejudiced in its right to enforce subordination of this [NOTE] by any act or failure to act by Payor or anyone in custody of Payor's assets or property. No invalidity, irregularity or unenforceability of any provision relating to Senior Debt or any security therefor or guaranty thereof shall affect, impair or be a defense to the subordination provisions contained in these paragraphs 1 through 11, inclusive. This [NOTE] cannot be transferred or assigned, and no waiver or amendment of the terms of this [NOTE] shall be effective, without the prior written consent of the Required Holders and the Required Banks, PROVIDED that, in any event, this [NOTE] cannot be transferred or assigned while any Senior Debt remains unpaid or the Credit Agreement remains in effect unless such transfer or assignment is made expressly subject to the subordination provisions contained in these paragraphs 1 through 11, inclusive. Any instrument hereafter evidencing the Subordinated Debt evidenced hereby will contain provisions referring specifically to the subordination provisions contained in these paragraphs 1 through 11, inclusive.

            9. Any holder of any Senior Debt may assign all or part of such Senior Debt any number of times in accordance with the Note Agreement or the Credit Agreement, as the case may be, and all Senior Debt so transferred shall be and remain entitled to all of the benefits of the subordination provisions contained in these paragraphs 1 through 11, inclusive.

            10. Upon the Senior Debt being indefeasibly paid in full in cash and the termination of the Credit Agreement in accordance with its terms, the subordination provisions contained in these paragraphs 1 through 11, inclusive, shall terminate.

            11. The subordination provisions contained in these paragraphs 1 through 11, inclusive are a continuing agreement and all Senior Debt to which they apply or may apply shall conclusively be presumed to have been created in reliance upon them.

                                   SCHEDULE I

                             SCHEDULE OF PURCHASERS


                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

ALLSTATE LIFE INSURANCE                       $7,000,000            $7,000,000
   COMPANY

(1) All payments by Fedwire or intrabank transfer of immediately available funds, identifying the name of the Issuer (and the Credit, if any), the Private Placement
Number preceded by "DPP" and the payment as principal, interest or premium, in the format as follows:

BKK =   Harris Trust and Savings Bank
        ABA #071000288
BNF =   Allstate Life Insurance Company
        Collection Account #168-117-0
ORG =   (Enter Issuer Name (and Credit
        Name, if any))
OBI =   DPP - (Enter Private Placement No,
        if available) - (L_____ (enter Lease
        Number, if any) -
        Payment Due Date (MM/DD/YY) -
        P_____ (Enter "P" and amount of
        principal being remitted, for example,
        P5000000.00) -
        I_____ (Enter "I" and amount of
        interest being remitted, for example,
        I225000.00)

(2) All notices of scheduled payments and written confirmations of such wire transfer to be sent to:

Allstate Insurance Company
Investment Operations - Private Placements
3075 Sanders Road, STE G4A
Northbrook, IL 60062-7127
Telephone:  (847) 402-8709
Telecopy:   (847) 402-7331

                                  Schedule I-1

(3) All financial reports, compliance
certificates and all other written
communications, including notice of
prepayments, to be sent to:

Allstate Life Insurance Company
Private Placements Department
3075 Sanders Road, STE G3A
Northbrook, Illinois  60062-7127
Telephone:  (847) 402-4394
Telecopy:   (847) 402-3092
(4) Tax Id. No.: 36-2554642

                                  Schedule I-2

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

AMERICAN ENTERPRISE LIFE                      $500,000             $500,000
   INSURANCE COMPANY

(1) All payments on account of Notes
held by such purchaser shall be made
by wire or intrabank transfer of
immediately available funds for
credit to:

Norwest Bank Minnesota N.A.
MPLS MN
ABA:    091000019
For credit to: American Express Trust
               Company
               A/C #  38-500

(2) Address for all notices relating to
payments:

American Express Trust Company
733 Marquette Avenue
Minneapolis, MN 55402
Attn:   Pat Jacobson   N10/922

(3) Address for all other communications and notices:

American Express Trust Company
733 Marquette Avenue
Minneapolis, MN 55402
Attn:   Pat Jacobson   N10/922

(4) Tax Identification No.: 41-1435284

                                  Schedule I-3

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

AMERUS LIFE INSURANCE                         $3,000,000          $3,000,000
   COMPANY

(1) All payments on account of Notes
held by such purchaser shall be made
by wire or intrabank transfer of
immediately available funds for
credit to:

Bankers Trust Company/NY
ABA:    021001033
A/C:    # 99911145
FFC:    A/C # 097446
REF:    CUSIP Number

(2) Address for all notices relating to
payments:

AmerUs Life Insurance Company
611 Fifth Avenue, Dept. L-31
Des Moines, IA 50309
Attn:   Dan Owens

(3) Address for all other communications and notices:

AmerUs Life Insurance Company
611 Fifth Avenue, Dept. L-34
Des Moines, IA 50309
Attn:   Todd Youngberg

(4) Tax Identification No.: 42-0175020

                                  Schedule I-4

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

FARM BUREAU LIFE INSURANCE                   $7,000,000           $7,000,000
   COMPANY

(1) All payments on account of Notes
held by such purchaser shall be made by
wire or intrabank transfer of
immediately available funds for credit to:

Bankers Trust Company
ABA:    021 001 033
Pvt. Placement Proc. # 99 911 145
For Credit Acct. 098643
Farm Bureau Life Insurance Company
Include a Description of Issue & Payment
   Breakdown

(2) Address for all notices relating to
payments:

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, IA 50266
Attn: Bob Rummelhart

(3) Address for all other communications and notices:

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, IA 50266
Attn:   Bob Rummelhart

(4) Tax Identification No.: 42-0623913

                                  Schedule I-5

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

GALICO                                       $5,000,000           $5,000,000

(1) All payments on account of Notes
held by such purchaser shall be made by
wire or intrabank transfer of immediately available funds for credit to:

General American Life Insurance Company
c/o The Bank of New York
ABA:    # 021000018   BNF: IOC566
Attn:   P&I Department

(2) Address for all notices relating to
payments:

General American Life Insurance Company
Attn:   Investment Accounting
P.O. Box 418
St. Louis, MO 63166

with a copy to:

GALICO
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195

(3) Address for all other communications and notices:

General American Life Insurance Company
Attn:   Securities Division
P.O. Box 396
St. Louis, MO 63166

with a copy to:

GALICO
c/o The Bank of New York
P.O. Box 19266
Newark, NJ 07195

(4) Tax Identification No.: 43-6168630

                                  Schedule I-6

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------
GREAT-WEST LIFE & ANNUITY                    $15,000,000         $15,000,000
   INSURANCE COMPANY

(1) All payments on account of Notes held by such purchaser shall be made by wire or intrabank transfer of immediately available funds for credit to:

Norwest Bank Minnesota, N.A.
ABA:    091-000-019
NW MPLS/TRUST CLEARING ACCT:
   08-40-245
Attn:   Acct. #12468800
(describing security (PPN) and allocation of payment among principal, interest and premium, if any, and confirming principal balance)

(2) Address for all notices relating to
payments:

Norwest Bank Minnesota, N.A.
733 Marquette Avenue
Investors Building, 5th Floor
Minneapolis, MN 55479-0047
Attn:   Income Collections

(3) Address for all other communications and notices:

Great-West Life & Annuity Insurance
   Company
8515 E. Orchard Road
3rd Floor, Tower II
Englewood, CO 80111
Attn:   U.S. Private Placements
(4) Tax Identification No.: 84-0467907

                                  Schedule I-7

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

IDS LIFE INSURANCE COMPANY                   $8,500,000           $8,500,000

(1) All payments on account of Notes
held by such purchaser shall be made by
wire or intrabank transfer of immediately available funds for credit to:

Norwest Bank Minnesota N.A.
MPLS MN
ABA:    091000019
For credit to: American Express Trust
               Company
               A/C # 38-500

(2) Address for all notices relating to
payments:

American Express Trust Company
733 Marquette Avenue
Minneapolis, MN 55402
Attn:   Pat Jacobson   N10/922

(3) Address for all other communications and notices:

American Express Trust Company
733 Marquette Avenue
Minneapolis, MN 55402
Attn:   Pat Jacobson   N10/922
(4) Tax Identification No.: 41-1430260

                                     Schedule I-8

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------
MASSACHUSETTS MUTUAL LIFE                    $15,000,000         $15,000,000
   INSURANCE COMPANY

(1) All payments on account of Notes held by such purchaser shall be made by wire or intrabank transfer of immediately available funds for credit to:

Chase Manhattan Bank
New York, NY
ABA# 021 000021
Acct# 910-1388131
Reference: Monterey Resources, Inc.


(2) Address for all notices relating to
payments:

Massachusetts Mutual Life Insurance
Company
1295 State Street
Springfield, MA 01111
Attention:  Securities Custody and Collection
F381


(3) Address for all other communications and notices:

Massachusetts Mutual Life Insurance
Company
1295 State Street
Springfield, MA 01111
Attention: Richard C. Morrison

(4) Tax Identification No.:  04-1590850

                                  Schedule I-9

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

MELLON BANK, N.A.                            $5,000,000           $1,000,000
   AS TRUSTEE FOR FIRST PLAZA
   GROUP TRUST                                                    $1,000,000

(1) All payments on account of Notes held                         $1,000,000
by such purchaser shall be made by wire or
intrabank transfer of immediately available                       $1,000,000
funds for credit to:
                                                                  $1,000,000
Federal Reserve Bank of Boston
ABA:    011001234/BOS SAFE DEP
DDA:    108449 Cost Center 1265
Ref:    GM - Account GMCF
        1744192/Alliance Cap

(2) Address for all notices relating to
payments:

Mellon Bank, N.A.
One Mellon Bank Center, Room 3346
Pittsburgh, PA 15258
Attn:   Stephanie Rieger

(3) Address for all other communications and notices:

Mellon Bank, N.A.
One Mellon Bank Center, Room 3346
Pittsburgh, PA 15258
Attn:   Stephanie Rieger

with a copy to:

Alliance Capital Management Corp.
1345 Avenue of the Americas
New York, NY 10105
Attn:   Ina Lane
Corp. Bond/Credit Research

(4) Tax Identification No.: ###-##-####

                                  Schedule I-10

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

PAN-AMERICAN LIFE INSURANCE                  $3,000,000           $3,000,000
   COMPANY

(1) All payments on account of Notes
held by such purchaser shall be made by
wire or intrabank transfer of immediately available funds for credit to:

Pan-American Life Insurance Company
Account #1100-29496
First National Bank of Commerce
ABA # 065000029
210 Baronne Street
New Orleans, LA 70112
(identifying the issue by its PPN and
description of security, and providing
complete details including breakdown of
principal, premium, if any, and interest)

(2) Address for all notices relating to payments:

Pan-American Life Insurance Company
Attn: Bond & Stock Accounting, 28th Floor
601 Poydras Street
New Orleans, LA 70130
Facsimile: (504) 566-3459

(3) Address for all other communications and notices:

Pan-American Life Insurance Company
Attn: Investment Department, 28th Floor
601 Poydras Street
New Orleans, LA 70130

(4) Tax Identification No.: 72-0281240

                                  Schedule I-11

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

PRINCIPAL MUTUAL LIFE                        $20,000,000         $20,000,000
   INSURANCE COMPANY

(1) All payments on account of Notes
held by such purchaser shall be made by
wire or intrabank transfer of immediately available funds for credit to:

Norwest Bank Iowa, N.A.
Des Moines, Iowa 50309
ABA:    073000228
Acct:   014752
OBI:    PFGSE(S)B23254( )

(2) Address for all notices relating to
payments:

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA 50392-0870
Attn:   Inv-A&T #1-B-23254

(3) Address for all other communications and notices:

Principal Mutual Life Insurance Company
711 High Street
Des Moines, IA 50392-0800
Attn:   Inv-Securities #1-B-23254

(4) Tax Identification No.: 42-0127290

                                  Schedule I-12

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

PROVIDENT MUTUAL LIFE                        $4,000,000           $4,000,000
   INSURANCE COMPANY

(1) All payments on account of Notes held by such purchaser shall be made by wire or intrabank transfer of immediately available funds for credit to:

PNC Bank, Philadelphia, PA
ABA:    031000053, for account no.
        8540842176 Provident Mutual Life
        Insurance Company,
        Attn: Treasurer, re Santa Fe Energy
              Resources, Inc.

(2) Address for all notices relating to
payments:

Provident Mutual Life Insurance Company
P.O. Box 1717
Valley Forge, PA 19482-1717
Attn:  Treasurer

(3) Address for all other communications and notices:

Provident Mutual Life Insurance Company
P.O. Box 1717
Valley Forge, PA 19482-1717
Attn:  Treasurer

(4) Tax Identification No.: 23-0990450

                                  Schedule I-13

                                         AGGREGATE PRINCIPAL
                PURCHASER                  AMOUNT OF NOTES    NOTE DENOMINATIONS
                ---------                  ---------------    ------------------

THE PRUDENTIAL INSURANCE                     $82,000,000          $75,000,000
   COMPANY OF AMERICA
                                                                  $7,000,000

(1) All payments on account of Notes
held by such purchaser shall be made by
wire or intrabank transfer of immediately available funds for credit to:

Account No. 890-0304-391
Bank of New York
New York, New York
(ABA No.: 021-000-018)

(2) Address for all notices relating to
payments:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Four Gateway Center
100 Mulberry Street
Newark, New Jersey 07102-4069
Attention: Investment Administration Unit

(3) Address for all other communications and notices:

The Prudential Insurance Company of
America
c/o Prudential Capital Group
2200 Ross Avenue, Suite 4200E
Dallas, Texas 75201
Attention:  Managing Director

(4) Tax Identification No: 22-1211670

                                  Schedule I-14

                                                                     Schedule 8A

                            SCHEDULE OF SUBSIDIARIES


            South Belridge Limited Partnership ("SBLP"), a Texas limited partnership of which the Company is the sole general partner. Prior to the conveyance under the Conveyance and Contribution Agreement, Parent was the sole general partner of SBLP. As sole general partner of SBLP, the Company will generally own a 50% general partner interest in SBLP.

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                                                                     Schedule 8C

                        SCHEDULE OF OTHER DEBT AGREEMENTS



1.          The Credit Agreements

2.          The Original Note Agreement

3. Indenture, dated as of May 25, 1994, between Parent and The First National Bank of Boston, as Trustee, pursuant to which Parent has issued its 11% Senior Subordinated Debentures due 2004 which are the subject of the Consent Solicitation

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                                                                     Schedule 8G

                          SCHEDULE OF OUTSTANDING DEBT


            None, other than (i) an aggregate of $245,000,000 in principal amount of indebtedness assumed by the Company from Parent as evidenced by the Series E, Series F and Series G Notes issued pursuant to the Original Note Agreement, (ii) the Production Payment, (iii) a $2,200,000 loss contingency with respect to environmental commitments and contingencies described in footnote 3 to the unaudited financial statements of the "Western Division" of Parent for the nine months ended September 30, 1996 and (iv) up to $16,000,000 to be borrowed by Parent under the Credit Agreement referred to in clause (i) of the definition of "Credit Agreements" at or prior to the effectiveness of this Agreement. As described in Schedule 8K, a portion of the net proceeds from the initial public offering by the Company will be used to (a) prepay in full the principal amount of the Series E and Series F Notes issued under the Original Note Agreement PLUS accrued and unpaid interest due thereunder and to pay a prepayment premium thereunder, and (b) repay in full all amounts borrowed by Parent as provided in clause (iv) of the preceding sentence. The Series G Notes will be canceled and surrendered pursuant to the Agreement to which this
Schedule 8G is attached in exchange for the Notes to be issued pursuant to such Agreement.

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                                                                     Schedule 8K

                           SCHEDULE OF USE OF PROCEEDS


            The net proceeds of the Initial Public Offering are estimated to be approximately $100 million, based upon the initial public offering price of $14.50 per share and after deducting estimated expenses. Such net proceeds will be used for the following purposes: (i) approximately $72.5 million will be used to prepay in full the $70 million principal amount of the Series E Notes and Series F Notes and accrued and unpaid interest thereon and to pay the prepayment premium associated therewith, (ii) approximately $16 million will be used to repay outstanding indebtedness in respect of borrowing by Parent under the Credit Agreement referred to in clause (i) of the definition of "Credit Agreements" and (iii) the balance will be used for general corporate purposes. If the underwriters' over-allotment options are exercised, the Company intends to use the net proceeds therefrom to repay any balance then outstanding under the Credit Agreement referred to in clause (i) of the definition of "Credit Agreements" and any remaining proceeds will be used for working capital purposes.

            Promptly following the consummation of the Offering, the Company intends to prepay the Production Payment in full with funds available under the Credit Agreement referred to in clause (i) of the definition of "Credit Agreements."